Filed pursuant to Rule 424(b)(5)
Registration No. 333-284828

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, Dated May 4, 2026

Preliminary Prospectus Supplement

(To Prospectus dated February 11, 2025)

$

  % Fixed-to-Floating Rate Subordinated Notes due 2036

We are offering $   aggregate principal amount of our  % Fixed-to-Floating Rate Subordinated Notes due 2036 (which we refer to as the “Notes”). The Notes will mature on    , 2036. From and including the date of original issuance to, but excluding    , 2031 or the date of earlier redemption, the Notes will bear interest at a rate of  % per annum, payable semi-annually in arrears on     and     of each year, commencing on    , 2026. From and including    , 2031, to, but excluding,     , 2036 or the date of earlier redemption, the Notes will bear interest at a floating rate per annum equal to a benchmark rate (which is expected to be Three-Month Term SOFR (as defined herein)) plus a spread of    basis points, payable quarterly in arrears on    ,    ,     and    of each year, commencing on    , 2031. Notwithstanding the foregoing, if the benchmark rate is less than zero, the benchmark rate will be deemed to be zero.

We may, at our option, redeem the Notes (1) in whole or in part beginning with the interest payment date of    , 2031, and on any date thereafter or (2) in whole but not in part upon the occurrence of a “Tax Event,” a “Tier 2 Capital Event” or Renasant Corporation becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended. The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) (or, as and if applicable, the rules of any appropriate successor bank regulatory agency) to the extent then required under applicable laws or regulations, including capital regulations.

The Notes will be general unsecured, subordinated obligations of Renasant Corporation and will rank junior to all of our existing and future senior indebtedness, including all of our general creditors. In addition, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. The Notes will be structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our bank subsidiary, Renasant Bank. The Notes will be obligations of Renasant Corporation only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries, including our bank subsidiary, Renasant Bank. There is no sinking fund for the Notes.

Currently, there is no public trading market for the Notes. We do not intend to list the Notes on any securities exchange or to have the Notes quoted on a quotation system.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discounts and commissions(2)		%	$
Proceeds to us, before expenses		%	$

(1)	Plus accrued interest, if any, from the original issue date.
(2)	See “Underwriting” for details regarding compensation to be received by the underwriters in connection with this offering.

The underwriters expect to deliver the Notes to purchasers in book-entry only form through the facilities of The Depository Trust Company, against payment therefor in immediately available funds, on or about    , 2026. See “Underwriting.”

Investing in the Notes involves risks, including that the interest rate on the Notes during the floating rate period may be determined based on a rate other than Three-Month Term SOFR. You should refer to “Risk Factors” beginning on page S-9 of this prospectus supplement, on page 2 of the accompanying prospectus and on page 15 of our Annual Report on Form 10-K for the year ended December 31, 2025.

The Notes are not savings accounts, deposits or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”), or any other government agency. Neither the Securities and Exchange Commission (the “SEC”), any state securities commission, the FDIC, the Federal Reserve nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Lead Book Running Manager

Keefe, Bruyette & Woods

          A Stifel Company

Active Book Running Manager

Stephens Inc.

The date of this prospectus supplement is May  , 2026

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Renasant,” “the Company,” “we,” “our,” “ours,” and “us” or similar references mean Renasant Corporation. References to “Renasant Bank” or the “Bank” mean Renasant Bank, which is our wholly-owned bank subsidiary.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, the Notes and certain other matters relating to us and our financial condition, and it adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated February 11, 2025, which provides more general information about the securities that we and any selling stockholders may offer from time to time, some of which may not apply to this offering. The accompanying prospectus is part of a shelf registration statement on Form S-3 (File No. 333-284828) that we filed with the SEC. Under the shelf registration process, from time to time, we may offer and sell debt securities, including the Notes offered hereby, other debt securities, common stock, preferred stock, depositary shares, rights, warrants or units, or any combination thereof, in one or more offerings. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with the additional information described under the heading “Where You Can Find More Information,” before investing in the Notes. Generally, when we refer to the “prospectus,” we are referring to both parts of this document combined.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information in this prospectus supplement conflicts with any statement in a document that we have incorporated by reference into this prospectus supplement or the accompanying prospectus, then you should consider only the statement in the more recent document. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into those documents is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.

Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of any of the underwriters, to subscribe for or purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisers for legal, tax, business, financial and related advice before investing in the Notes.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Information that we file with the SEC can also be found on our website, www.renasant.com, under the “SEC Filings” tab. All Internet addresses provided in this prospectus supplement or in the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information contained on, or accessible through, our website, or any other website described herein, is not a part of and is not (and should not be deemed) incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this prospectus supplement and the accompanying prospectus is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement, the accompanying prospectus, any subsequently filed document deemed incorporated by reference herein or therein or any free writing prospectus prepared by us or on our behalf. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus supplement or incorporated by reference herein.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below (other than information deemed “furnished” and not filed in accordance with SEC rules, including information furnished pursuant to Items 2.02 and 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 2, 2026;

•

the information specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December  31, 2025, from our definitive proxy statement on Schedule 14A, filed with the SEC on March 18, 2026;

•	our Current Reports on Form 8-K filed with the SEC on March 16, 2026, and May 1, 2026.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering also shall be deemed to be incorporated herein by reference, provided that any document or information contained in such filings that is deemed “furnished” to, or is otherwise not deemed “filed” with, the SEC in accordance with SEC rules, including, without limitation, our compensation committee report in our definitive proxy statement on Schedule 14A and our stock performance graph in our Annual Report on Form 10-K, and information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including related exhibits, shall not be deemed incorporated by reference herein.

We will provide, upon written or oral request as described below, each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus supplement but not delivered with the prospectus supplement (excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in those documents). You may obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Renasant Corporation

209 Troy Street

Tupelo, Mississippi 38804-4827

(662) 680-1001

Attention: Investor Relations

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain or incorporate by reference statements regarding us that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “possible,” “may increase,” “may fluctuate,” “will likely result,” or similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about our future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. Our management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Important factors currently known to management that could cause our actual results to differ materially from those in forward-looking statements include the following: (i) our ability to efficiently integrate acquisitions into our operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the timeframe anticipated by management (including the possibility that such cost savings will not be realized when expected, or at all, as a result of the impact of, or challenges arising from, the integration of the acquired assets and assumed liabilities into the Company, potential adverse reactions or changes to business or employee relationships, or as a result of other unexpected factors or events); (ii) potential exposure to unknown or contingent risks and liabilities we have acquired or may acquire; (iii) the effect of economic conditions and interest rates on a national, regional or international basis; (iv) timing and success of the implementation of changes in operations to achieve enhanced earnings or effect cost savings; (v) our ability to remediate the material weakness in the Company’s internal control over financial reporting identified in our Annual Report on Form 10-K for the fiscal year ended December 1, 2025 filed with the SEC on March 2, 2026; (vi) competitive pressures in the consumer finance, commercial finance, financial services, asset management, retail banking, factoring, mortgage lending and auto lending industries; (vii) the financial resources of, and products available from, competitors; (viii) changes in laws and regulations as well as changes in accounting standards; (ix) changes in governmental and regulatory policy, whether applicable specifically to financial institutions or impacting the United States generally (such as, for example, changes in trade policy); (x) changes in the securities and foreign exchange markets; (xi) the Company’s potential growth, including its entrance or expansion into new markets, and the need for sufficient capital to support that growth; (xii) changes in the quality or composition of the Company’s loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers or issuers of investment securities, or the impact of interest rates on the value of our investment securities portfolio; (xiii) an insufficient allowance for credit losses as a result of inaccurate assumptions; (xiv) changes in the sources and costs of the capital we use to make loans and otherwise fund our operations due to deposit outflows, changes in the mix of deposits and the cost and availability of borrowings; (xv) general economic, market or business conditions, including the impact of inflation; (xvi) changes in demand for loan and deposit products and other financial services; (xvii) concentrations of deposit or credit exposure; (xviii) changes or the lack of changes in interest rates, yield curves and interest rate spread relationships; (xix) losses resulting from fraudulent activity, including loan and deposit fraud and social engineering attacks targeting our customers, employees and third party vendors; (xx) increased cybersecurity risk, including potential network breaches, business disruptions or financial losses, including as a result of sophisticated attacks using artificial intelligence (“AI”) and similar tools; (xxi) civil unrest, natural disasters, epidemics and other catastrophic events in or near the Company’s geographic area;

S-iv

(xxii) geopolitical conditions, including acts or threats of terrorism and actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; (xxiii) the impact, extent and timing of technological changes, including the rapid development of AI technologies; and (xxiv) other circumstances, many of which are beyond management’s control.

We undertake no obligation, and specifically disclaim any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is a summary, it may not contain all of the information that is important to you in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the documents incorporated by reference herein and therein, before deciding whether to invest in the Notes. You should pay special attention to the information set forth under “Risk Factors” in this prospectus supplement and the accompanying prospectus and the information contained in “Item 1A. Risk Factors” of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent filings we make with the SEC to determine whether an investment in the Notes is appropriate for you.

Renasant Corporation

Renasant Corporation, a Mississippi corporation incorporated in 1982, owns and operates Renasant Bank, a Mississippi banking corporation with operations throughout the Southeast, and Park Place Capital Corporation, a Tennessee corporation with operations across Renasant’s footprint. Renasant Bank owns and operates Continental Republic Capital, LLC (doing business as “Republic Business Credit”), a Louisiana limited liability company offering factoring and asset-based lending on a nationwide basis. Park Place Capital Corporation owns and operates Park Place Capital Securities Corporation, a Delaware corporation and registered broker-dealer. At December 31, 2025, Renasant had consolidated total assets of $26.8 billion and total shareholders’ equity of $3.9 billion.

Renasant is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and as a result is subject to regulation by the Federal Reserve. Effective December 5, 2025, Renasant elected to become a financial holding company under the BHC Act. The Bank is a commercial bank chartered under the laws of the State of Mississippi and became a member of the Federal Reserve System, effective January 31, 2026. The Bank is subject to regulation by the Mississippi Department of Banking and Consumer Finance (“DBCF”) and by the Federal Reserve.

Substantially all of Renasant’s business activities are conducted through, and substantially all of its assets and revenues are derived from, the operations of its community banks segment, which offers a complete range of banking and financial services to individuals and businesses of all sizes. In addition, Renasant operates a wealth management segment, through which it offers fiduciary, custodial and specialized products services to its customers.

Recent Developments

Earnings

•	Net income for the first quarter of 2026 was $88.2 million; diluted earnings per share was $0.94.

•	Net interest income (fully tax equivalent) for the first quarter of 2026 was $228.4 million, down $3.9 million linked quarter.

•	For the first quarter of 2026, net interest margin was 3.87%, down 2 basis points linked quarter.

•	Cost of total deposits was 1.94% for the first quarter of 2026, down 3 basis points linked quarter.

•	Noninterest income decreased $0.9 million linked quarter.

•

Mortgage banking income increased $0.5 million linked quarter. The mortgage division generated $542.3 million in interest rate lock volume in the first quarter of 2026, up $52.8 million linked quarter. Gain on sale margin was 1.85% for the first quarter of 2026, down 14 basis points linked quarter.

•

Noninterest expense decreased $15.4 million linked quarter, which includes a $10.6 million decrease in merger and conversion related expenses. The Company continued to realize cost savings from the integration with The First Bancshares, Inc. (“The First”) in the first quarter of 2026.

Balance Sheet

•	Loans decreased $71.8 million linked quarter, representing a 1.5% annualized net loan decrease.

•

Securities increased $225.3 million linked quarter. The Company purchased $379.0 million in securities during the first quarter which was offset by a negative fair market value adjustment in the Company’s available-for-sale portfolio of $15.9 million and cash flows related to principal payments, calls and maturities of $141.5 million.

•

Deposits at March 31, 2026 increased $626.4 million linked quarter. Seasonal increases in public fund deposits contributed $380.4 million to the overall increase. Noninterest bearing deposits increased $139.5 million linked quarter and represented 23.5% of total deposits at March 31, 2026.

Credit Quality

•

The Company recorded a provision for credit losses on loans and unfunded commitments of $4.2 million and $3.9 million, respectively, for the first quarter of 2026, representing a decrease of $1.2 million and $1.6 million, respectively, linked quarter.

•	The ratio of the allowance for credit losses on loans to total loans was 1.56% at March 31, 2026, up 2 basis points linked quarter.

•	The coverage ratio, or the allowance for credit losses on loans to nonperforming loans, was 147.71% at March 31, 2026, compared to 167.00% at December 31, 2025.

•	Net loan charge-offs for the first quarter of 2026 were $2.3 million or 0.05% annualized, down $6.8 million linked quarter.

•

Nonperforming loans to total loans increased to 1.06% at March 31, 2026 compared to 0.92% at December 31, 2025, and criticized loans (which include classified and Special Mention loans) to total loans decreased to 2.77% at March 31, 2026, compared to 2.94% at December 31, 2025.

Capital and Stock Repurchase Program

•	Book value per share increased 1.4% linked quarter.

•

During the first quarter of 2026, the Company repurchased $75.0 million of common stock at a weighted average price of $39.53. In April, an additional $25.0 million was repurchased at a weighted average price of $38.36.

•

Effective April 28, 2026, the Company’s Board of Directors increased the amount authorized for repurchase under the Company’s stock repurchase program by $100.0 million. This plan, under which the Company is authorized to repurchase outstanding shares of its common stock either in open market purchases or privately negotiated transactions, will remain in effect until the earlier of October 2026 or the repurchase of the entire amount authorized under the plan (now, $250.0 million). With this increase, as of April 28, 2026, approximately $136.8 million in repurchase authorization remaining available under the program.

Increase in Quarterly Dividend

Effective April 28, 2026, the Company’s Board of Directors approved a quarterly cash dividend of $0.24 per share to be paid June 30, 2026, to shareholders of record as of June 16, 2026. The per share dividend represents a $0.01 increase from the dividend paid in the previous quarter.

The foregoing information is preliminary and only a summary and is not intended to be a comprehensive statement of Renasant’s financial results. The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, Renasant’s management. BDO USA, P.C. (formerly HORNE LLP) has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, BDO USA, P.C. does not express an opinion or any other form of assurance with respect thereto.

Financial statements as of and for the three months ended March 31, 2026 are included in Renasant’s Quarterly Report on Form 10-Q to be filed with the SEC.

Additional Information

Our common stock is traded on the New York Stock Exchange under the symbol “RNST.” Our principal executive office is located at 209 Troy Street, Tupelo, Mississippi 38804-4827, and our telephone number is (662) 680-1001. We maintain a website at www.renasant.com. The foregoing Internet website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

The following summary contains selected information about the Notes and is not complete. It does not contain all the information that may be important to you. For a more complete understanding of the Notes, you should read the section of this prospectus supplement entitled “Description of the Subordinated Notes.”

Issuer:	Renasant Corporation

Securities Offered:	% Fixed-to-Floating Rate Subordinated Notes due 2036 (the “Notes”)

Aggregate Principal Amount:	$

Issue Price:	%

Maturity Date:	The Notes will mature on , 2036 (the “Maturity Date”).

Interest:	From and including the date of original issuance to, but excluding, , 2031 or the date of earlier redemption (the “fixed rate period”), the Notes will bear interest at a rate of % per annum, payable semi-annually in arrears on and of each year (each, a “fixed rate interest payment date”), commencing on , 2026. The last fixed rate interest payment date for the fixed rate period will be , 2031.

From and including , 2031 to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of basis points. For each quarterly interest period during the floating rate period, interest will be payable quarterly in arrears on , , and of each year (each, a “floating rate interest payment date” and, together with the fixed rate interest payment dates, the “interest payment dates”), commencing on , 2031. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

For each interest period during the floating rate period, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of the Subordinated Notes—Interest”).

If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under “Description of the Subordinated Notes—Effect of Benchmark Transition Event”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of the Subordinated Notes—Effect of Benchmark Transition Event,” which are referred to herein as the

“benchmark transition provisions,” will thereafter apply to all subsequent determinations of the interest rate on the Notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the floating rate period will subsequently be an annual rate equal to the Benchmark Replacement (as defined under “Description of the Subordinated Notes—Effect of Benchmark Transition Event”) plus basis points.

Record Dates:	The 15th day (whether or not a business day) of the month immediately preceding the applicable interest payment date.

No Guarantees:	The Notes are not guaranteed by any of our subsidiaries, including the Bank, or otherwise. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking.”

Ranking:	The Notes offered by this prospectus supplement will be issued by us under a subordinated indenture, dated as of August 22, 2016, between us and Wilmington Trust, National Association, as trustee, which we refer to as the trustee, as amended and supplemented by a fifth supplemental indenture, dated as of May , 2026, between us and the trustee. We refer to the subordinated indenture, as amended and supplemented by the fifth supplemental indenture, as the Subordinated Indenture.

The Notes will be our general unsecured, subordinated obligations and:

•	will rank junior in right of payment and upon our liquidation to any of our existing and all future Senior Indebtedness (as defined under “Description of the Subordinated Notes—Subordination”);

•	will rank junior in right of payment and upon our liquidation to any of our existing and all of our future general creditors;

•

will rank equal in right of payment and upon our liquidation with any of the Company’s existing and all of its future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes, including, as of December 31, 2025, the $40 million aggregate principal amount of our outstanding 5.50% Fixed-to-Floating Rate Subordinated Notes due September 1, 2031, the $200 million aggregate principal amount of our outstanding 3.00% Fixed-to-Floating Rate Subordinated Notes due December 1, 2031, the $37 million aggregate principal amount of our outstanding 6.40% Fixed-to-Floating Rate Subordinated Notes due May 1, 2033, and the $100 million aggregate principal amount of our outstanding 4.50% Fixed-to-Floating Rate Subordinated Notes due September 15, 2035 (collectively, the “Outstanding Pari Passu Debt”);

•

will rank senior in right of payment and upon our liquidation to any of our existing junior subordinated debentures and any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes, including, as of December 31, 2025, the existing $20.6 million aggregate principal amount outstanding of our Floating Rate Junior Subordinated Debentures due 2033, the $6.2 million aggregate principal amount outstanding of our Floating Rate Junior Subordinated Debentures due 2033, the $32.0 million aggregate principal amount outstanding of our Floating Rate Junior Subordinated Debentures due 2035, the $12.4 million aggregate principal amount outstanding of our Floating Rate Junior Subordinated Debentures due 2035, the $10.3 million aggregate principal amount outstanding of our Floating Rate Junior Subordinated Debentures due 2035, the $30.9 million aggregate principal amount outstanding of our Floating Rate Junior Subordinated Debentures due 2036, the $10.3 million aggregate principal amount outstanding of our Floating Rate Junior Subordinated Debentures due 2036, the $4.1 million aggregate principal amount outstanding of our Floating Rate Junior Subordinated Debentures due 2037, the $6.2 million aggregate principal amount outstanding of our Floating Rate Junior Subordinated Debentures due 2037, the $5.2 million aggregate principal amount outstanding of our Floating Rate Junior Subordinated Debentures due 2037, the $5.2 million aggregate principal amount outstanding of our Floating Rate Junior Subordinated Debentures due 2038, and the $3.1 million aggregate principal amount outstanding of our Floating Rate Junior Subordinated Debentures due 2038 (collectively, the “Outstanding Floating Rate Junior Subordinated Debentures”); and

•

will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including, without limitation, depositors of the Bank, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

As of December 31, 2025, on a consolidated basis, the Company had, in the aggregate, outstanding liabilities of $22.9 billion, which included $21.5 billion of deposits. In addition, as of December 31, 2025, the Company had no indebtedness that would rank senior to the Notes, $359.1 million of indebtedness that would rank pari passu with the Notes, and $140.6 million of indebtedness that would rank subordinate to the Notes.

The Subordinated Indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur.

Optional Redemption:	We may, at our option, beginning with the interest payment date of , 2031 and on any date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve (or, as and if applicable, the rules of any appropriate successor bank regulatory agency) to the extent such approval is then required under the rules of the Federal Reserve (or such successor bank regulatory agency), at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. See “Description of the Subordinated Notes—Redemption.”

Special Redemption:	We may also redeem the Notes at any time prior to their maturity, including prior to , 2031, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve (or, as and if applicable, the rules of any appropriate successor bank regulatory agency) to the extent such approval is then required under the rules of the Federal Reserve or such successor bank regulatory agency, upon the occurrence of a “Tax Event,” a “Tier 2 Capital Event” or our becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”), at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. See “Description of the Subordinated Notes—Redemption.”

Sinking Fund:	There is no sinking fund for the Notes.

Further Issuances:	The Notes will initially be limited to an aggregate principal amount of $ . We may from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the Notes outstanding by issuing additional notes in the future with the same terms as the Notes, except for any differences in the issue price and interest accrued prior to the date of issuance of the additional Notes, and such additional notes may be consolidated with the Notes issued in this offering and form a single series.

Use of Proceeds:	We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $ . The Company intends to use the net proceeds from this offering for general corporate purposes, including the potential redemption of the $40 million aggregate principal amount outstanding of our 5.50% Fixed-to-Floating Rate Subordinated Notes due September 1, 2031. See “Use of Proceeds.”

Form and Denomination:	The Notes offered hereby will be issued in book-entry form through the facilities of the Depository Trust Company (“DTC”) in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Global Note; Book Entry System:	The Notes offered hereby will be evidenced by a global note deposited with the trustee for the Notes, as custodian for DTC.

Beneficial interests in the global note will be shown on, and transfers of those beneficial interests can only be made through, records maintained by DTC and its participants. See “Description of the Subordinated Notes—Form, Denomination, Transfer, Exchange and Book-Entry Procedures.”

Listing:	We do not intend to apply for listing of the Notes on any securities exchange or automated dealer quotation system. Currently, there is no public market for the Notes, and there can be no assurances that any public market for the Notes will develop.

Day Count Convention:	Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months during the fixed rate period and on the basis of a 360-day year and the actual number of days elapsed during the floating rate period.

Tax Considerations:	You should carefully review the section entitled “U.S. Federal Income Tax Considerations” in this prospectus supplement and discuss with your tax advisor the particular tax consequences to you of an investment in the Notes.

Benefit Plan Considerations:	For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases of the Notes by or on behalf of an employee benefit plan, please read “Certain Benefit Plan Considerations” below.

Governing Law:	The Notes and the Subordinated Indenture will be governed by the laws of the State of New York.

Trustee:	Wilmington Trust, National Association.

Risk Factors:	An investment in the Notes involves risks. You should carefully consider the information contained under “Risk Factors” in this prospectus supplement and the accompanying prospectus and Item “1A. Risk Factors” of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.

Calculation Agent:	We will appoint a calculation agent for the Notes (which may be us or an affiliate) prior to the commencement of the floating rate period. We will act as the initial calculation agent.

RISK FACTORS

An investment in the Notes involves a number of risks. This prospectus supplement does not describe all of those risks. Before you decide whether an investment in the Notes is suitable for you, you should carefully consider the risks described below relating to the offering as well as the risk factors concerning our business included in the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, in addition to the other information in this prospectus supplement and the accompanying prospectus, including our other filings which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus for discussions of these other filings. The prospectus is qualified in its entirety by these risk factors.

This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. See “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement. The prospectus supplement is qualified in its entirety by those risk factors.

Risk Factors Related to Our Business

Please refer to “Item 1A—Risk Factors” in Part I in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which includes a discussion of certain risks related to our business and which is incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” on page S-iii of this prospectus supplement and page 2 of the accompanying prospectus.

Risk Factors Related to the Notes

You should not rely on indicative or historical data concerning SOFR.

The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement). In the following discussion of the Secured Overnight Financing Rate (“SOFR”), when we refer to “SOFR-linked Notes,” we mean the Notes at any time when the interest rate on the Notes is or will be determined based on SOFR, including Three-Month Term SOFR.

The Federal Reserve Bank of New York (the “FRBNY”) began to publish SOFR in April 2018 and the SOFR Index in March 2020 and has published modeled, pre-publication estimates of SOFR going back to 2014. Such pre-publication estimates inherently involve assumptions, estimates and approximations. Hypothetical or historical performance data and trends are not indicative of, and have no bearing on, the potential performance of SOFR and therefore you should not rely on any such data or trends as an indicator of future performance.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates. As a result, the return on and value of SOFR-linked Notes may fluctuate more than floating rate debt securities that are linked to less volatile rates. The future performance of SOFR is unpredictable, and therefore no future performance of SOFR should be inferred from any hypothetical or historical data or trends.

Changes in SOFR could adversely affect the amount of interest that accrues on the SOFR-linked Notes and the trading prices for the SOFR-linked Notes.

Because SOFR is published by the FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the SOFR-linked Notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the SOFR-linked Notes, which may adversely affect the trading prices of the SOFR-linked Notes. In addition, the interest rate on the SOFR-linked Notes for any day will not be adjusted for any modification or amendment to SOFR for that day that the FRBNY may publish if the interest rate for that day has already been determined prior to such publication. Further, if the Benchmark rate on the SOFR-linked Notes during the floating rate period for any interest period declines to zero or becomes negative, interest will only accrue on the SOFR-linked Notes at a rate equal to the spread of     basis points per annum with respect to that interest period. There is no assurance that changes in SOFR could not have a material adverse effect on the return on, value of and market for the SOFR-linked Notes.

The interest rate for the Notes during the floating rate period may be determined based on a rate other than Three-Month Term SOFR.

Under the terms of the Notes, the interest rate on the Notes for each interest period during the floating rate period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR. On July 29, 2021, the Alternative Reference Rates Committee (“ARRC”) formally recommended the use of the CME Group Benchmark Administration Limited’s computation of forward-looking SOFR term rates. Uncertainty surrounding the adoption and use of forward-looking term rates based on SOFR could have a material adverse effect on the return on, value of and market for the Notes. If, at the commencement of the floating rate period for the Notes, the calculation agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the Notes during the floating rate period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).

Under the terms of the Notes, the calculation agent is expressly authorized to make determinations, decisions or elections with respect to technical, administrative or operational matters that it decides are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the Notes, which are defined in the terms of the Notes as “Three-Month Term SOFR Conventions.” The calculation agent’s determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the Notes during the floating rate period, which could adversely affect the return on, value of and market for the Notes.

Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.

Under the benchmark transition provisions of the Notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the interest rate on the Notes during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR (as defined in “Description of the Subordinated Notes—Effect of Benchmark Transition Event”), the first available Benchmark Replacement, is the compounded average of the daily SOFR calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. Neither ARRC nor the FRBNY has made a final determination regarding the method for calculating Compounded SOFR. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.

Holders of the Notes will have no rights against the publishers of SOFR (or, if applicable, the Benchmark Replacement).

Holders of the Notes will have no rights against the publishers of SOFR (or, if applicable, the Benchmark Replacement), even though the amount they receive on each interest payment date after    , 2031 will depend upon the level of Three-Month Term SOFR (or, if applicable, the Benchmark Replacement). The publishers of SOFR or any Benchmark Replacement rate are not in any way involved in this offering and have no obligations relating to the Notes or the holders of the Notes.

The implementation of Benchmark Replacement Conforming Changes could adversely affect the amount of interest that accrues on the Notes and the trading prices for the Notes.

Under the benchmark transition provisions of the Notes, if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body (such as ARRC or the FRBNY), (ii) ISDA, or (iii) in certain circumstances, the calculation agent. In addition, the benchmark transition provisions expressly authorize the calculation agent to make certain changes, which are defined in the terms of the Notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the Notes during the floating rate period, which could adversely affect the return on, value of and market for the Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

The amount of interest payable on the Notes will vary after    , 2031.

During the fixed rate period, the Notes will bear interest at an initial rate of   % per annum. Thereafter, the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus    basis points, subject to the provisions under “Description of the Subordinated Notes—Interest.” The per annum interest rate that is determined at the reference time for each interest period will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.

Floating rate notes bear additional risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters that may impact prevailing interest rates, including, without limitation, economic, financial, and political events that are important in determining the existence, magnitude, and longevity of market volatility, and other risks and their impact on the value of, or payments made on, the Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

We or an affiliate may act as the calculation agent and may have economic interests adverse to the interests of the holders of the Notes.

The calculation agent will determine the interest rate during the floating rate period and has the ability to adopt Benchmark Replacement Conforming Changes. We will act as the initial calculation agent for the Notes and, though we will appoint a calculation agent prior to the commencement of the floating rate period, we may appoint ourselves or an affiliate. Any exercise of discretion by us under the terms of the Notes, including, without limitation, any discretion exercised by us acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we may have economic interests that are adverse to the interests of the holders of the Notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the Notes. Any determination by us, as the calculation agent, will be final and binding absent manifest error.

The Subordinated Indenture does not contain any limitations on our ability to incur additional indebtedness, grant or incur liens on our assets, sell or otherwise dispose of any of our assets, pay dividends or repurchase our securities.

Neither we nor any of our subsidiaries are restricted from incurring additional indebtedness or other liabilities, including additional senior or subordinated indebtedness, under the Subordinated Indenture. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted under the Subordinated Indenture from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, or paying dividends, including our regular quarterly dividend.

In addition, there are no financial covenants in the Subordinated Indenture. Except as expressly provided in the Subordinated Indenture, you are not protected under the Subordinated Indenture in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you.

Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.

Subject to the prior approval of the Federal Reserve (or, as and if applicable, the rules of any appropriate successor bank regulatory agency), to the extent that such approval is then required under applicable laws or regulations, including capital regulations, we may redeem the Notes at our option in whole or in part beginning with the interest payment date of    , 2031, and on any date thereafter. In addition, at any time at which any Notes remain outstanding, subject to the prior approval of the Federal Reserve (or, as and if applicable, the rules of any appropriate successor bank regulatory agency), to the extent that such approval is then required under applicable laws or regulations, including capital regulations, we may redeem the Notes in whole but not in part upon the occurrence of (1) a “Tier 2 Capital Event,” (2) a “Tax Event” or (3) if we are required to register as an investment company pursuant to the 1940 Act (as such terms are defined in “Description of the Subordinated Notes—Redemption.”). In the event that we redeem the Notes, holders of the Notes will receive only the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, such redemption date. If any redemption occurs, holders of the Notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes. See “Description of the Subordinated Notes—Redemption.”

Investors should not expect us to redeem the Notes on or after the date on which they become redeemable at our option. Under Federal Reserve regulations, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk.

The level of Three-Month Term SOFR (or, if applicable, any Benchmark Replacement) may affect our decision to redeem the Notes.

We are more likely to redeem the Notes on or after    , 2031 if the interest rate on them is higher than that which would be payable on one or more other forms of borrowing. If we redeem the Notes prior to their maturity date, holders may not be able to invest in comparable securities that yield as much interest as the Notes.

Our obligations under the Notes will be unsecured and subordinated to any Senior Indebtedness.

The Notes will be general unsecured, subordinated obligations of the Company. Accordingly, they will be junior in right of payment to any of our existing and future Senior Indebtedness. The Notes will rank equally with all of our other existing and future subordinated indebtedness, including any indebtedness issued in the future under the Subordinated Indenture. In addition, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the collateral securing such indebtedness, and will be structurally subordinated to any existing and future liabilities and obligations, including deposits, of our current and future subsidiaries, including the Bank. As of December 31, 2025, on a consolidated basis, the Company had no Senior Indebtedness outstanding and $22.4 billion of deposits and other liabilities, to which the Notes will be structurally subordinated.

The Subordinated Indenture does not limit the amount of Senior Indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur.

As a result of the subordination provisions described herein, holders of Notes may not be fully repaid in the event of our bankruptcy, liquidation or reorganization.

The Notes will not be obligations of, or insured or guaranteed by, the FDIC, any other governmental agency or any of our subsidiaries and will be structurally subordinated to all liabilities of our subsidiaries.

The Notes will be obligations of the Company only and will not be obligations of, or guaranteed or insured by, the FDIC, any other governmental agency or any of our subsidiaries, including the Bank. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities and obligations of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of the Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. Even if we become a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any debt of that subsidiary senior to the debt held by us, and our rights could otherwise be subordinated to the rights of other creditors and depositors of that subsidiary. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the Notes.

We may incur a substantial level of debt that could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under the Notes.

Neither we, nor any of our subsidiaries, are subject to any limitations under the terms of the Subordinated Indenture from issuing, accepting or incurring any amount of additional debt, deposits or other liabilities, including Senior Indebtedness or other obligations ranking senior to or equally with the Notes. We expect that we and our subsidiaries will incur additional debt and other liabilities from time to time, and our level of debt and the risks related thereto could increase.

A substantial level of debt could have important consequences to holders of the Notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to our debt, including the Notes;

•	requiring us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for other purposes;

•	increasing our vulnerability to adverse economic and industry conditions, which could place us at a disadvantage relative to our competitors that have less debt;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate; and

•	limiting our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions and other corporate purposes.

If we default on payments under any of the foregoing obligations that are senior to the Notes, or any judicial proceeding with respect to a default is pending, we will not be able to make payments on the Notes, unless we cure the default. If we liquidate, go bankrupt or dissolve, we would be able to pay under the Notes only after we have paid in full all of our liabilities that are senior to the Notes. At December 31, 2025, we had no Senior Indebtedness outstanding. The Subordinated Indenture does not limit the amount of Senior Indebtedness that we may incur. For more information on the subordination of payments under the Notes, see “Description of the Subordinated Notes—Subordination.”

In addition, a breach of any of the restrictions or covenants in our existing debt agreements could cause a cross-default under other debt agreements. A significant portion of our debt then may become immediately due and payable. We are not certain whether, if this were to occur, we would have, or be able to obtain, sufficient funds to make these accelerated payments. If any of our debt is accelerated, our assets may not be sufficient to repay such debt in full or make payments on the Notes.

We are a holding company, and banking laws and regulations could limit our access to funds from Renasant Bank with the result that we may not have access to sufficient cash to make payments on the Notes.

The Company is a separate and distinct legal entity from the Bank and our other subsidiaries. Our principal sources of funds to make payments on the Notes and our other obligations are dividends, distributions and other payments from the Bank. Federal and state banking regulations limit dividends from the Bank to us. Generally, banks are prohibited from paying dividends when doing so would cause them to fall below regulatory minimum capital levels. Additionally, under Mississippi law, a Mississippi bank, such as the Bank, may not pay dividends unless its earned surplus is in excess of three times capital stock. If our earned surplus is in excess of three times capital stock, under Mississippi law, the Bank may pay us dividends, subject to the approval of the Mississippi Department of Banking and Consumer Finance (“DBCF”). However, effective July 1, 2026, subject to certain exceptions, prior DBCF approval will no longer be required for the Bank to pay us dividends. In addition, federal bank regulatory agencies have the authority to prohibit the Bank from engaging in unsafe or unsound practices in conducting its business. The payment of dividends or other transfers of funds to us, depending on the financial condition of the Bank, could be deemed an unsafe or unsound practice.

Dividend payments from the Bank would also be prohibited under the “prompt corrective action” regulations of federal bank regulators if the Bank is, or after payment of such dividends would be, undercapitalized under such regulations. In addition, the Bank is subject to restrictions under federal law that limit its ability to transfer funds or other items of value to us and our non-bank subsidiaries, including affiliates, whether in the form of loans and other extensions of credit, investments and asset purchases, or as other transactions involving the transfer of value. Unless an exemption applies, these transactions by the Bank with us are limited to 10% of the Bank’s capital stock and surplus and, with respect to all such transactions with affiliates in the aggregate, to 20% of the Bank’s capital stock and surplus. At December 31, 2025, a maximum of approximately $287.7 million was available to us from the Bank pursuant to these limitations. Moreover, loans and extensions of credit by the Bank to its affiliates, including us, generally are required to be secured in specified amounts. A bank’s transactions with its non-bank affiliates also are required generally to be on arm’s-length terms.

Accordingly, we can provide no assurance that we will receive dividends or other distributions from our subsidiaries, including the Bank, in an amount sufficient to pay interest on or principal of the Notes.

We may not be able to generate sufficient cash to service all of our debt, including the Notes.

Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on the future performance of our operating subsidiaries, primarily the Bank. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, limiting distributions to us from the Bank and required capital levels with respect to the Bank and certain of our nonbank subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.

As a bank holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to the Bank and commit resources to its support, including, without limitation, the guarantee of its capital plans if it becomes undercapitalized. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, then the bankruptcy trustee would be deemed to have assumed, and would be required to cure, immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of the Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.

The circumstances under which the payment of the principal amount of the Notes can be accelerated are limited. Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or the Bank. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal or interest on the Notes, or in the performance of any of our other obligations under the Notes or the Subordinated Indenture. Our regulators can, if we or the Bank become subject to an enforcement action, prohibit the Bank from paying dividends to us, and prevent our payment of interest or principal on the Notes and any dividends on our capital stock, but such limits will not permit acceleration of the Notes. See “Description of the Subordinated Notes—Events of Default.”

The limited covenants relating to the Notes do not protect you.

The covenants in the Subordinated Indenture are limited. In addition, the Notes and the Subordinated Indenture do not limit our or our subsidiaries’ ability to further issue additional Notes, including additional notes of the same series as the Notes, or to incur additional debt. As a result, the terms of the Subordinated Indenture do not protect you in the event of an adverse change in our financial condition or results of operations, and you should not consider the terms of the Subordinated Indenture to be a significant factor in evaluating whether we will be able to comply with our obligations under the Notes.

There may be no active trading market for the Notes.

The Notes are a new issuance of securities with no established trading market. We do not intend to apply for listing of the Notes on any national securities exchange or seek their inclusion on any automated dealer quotation system. Certain of the underwriters have advised us that they presently intend to make a market in the Notes. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. A liquid or active trading market for the Notes may not develop. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. You should also carefully consider how any potential inconsistencies between the adoption of reference rates based on SOFR across different markets may impact any hedging or other financial arrangements which you may put in place in connection with any acquisition, holding or disposal of the Notes.

If a trading market for the Notes develops, changes in the debt markets, among other things, could adversely affect your ability to liquidate your investment in the Notes and the market price of the Notes.

Many factors could affect the trading market for, and the trading value of, the Notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the Notes; the time remaining to the maturity of the Notes; the ranking of the Notes; the redemption features of the Notes; the outstanding amount of notes with terms identical to the Notes; the prevailing interest rates being paid by other companies similar to us; changes in U.S. interest rates; whether the ratings on the Notes or us provided by any rating agency have changed; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the Notes.

Our published credit ratings may not reflect all risks of an investment in the Notes.

The published credit ratings of us or our indebtedness are an assessment by Kroll Bond Rating Agency (“KBRA”) of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of such rating agency at the time the rating is issued. The published credit rating assigned to the Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances.

A downgrade in our credit ratings could have a material adverse impact on us.

KBRA continuously evaluates us and our subsidiaries, and its ratings of our long-term and short-term debt are based on a number of factors, including financial strength, as well as factors not entirely within our control, such as conditions affecting the financial services industry generally. In light of these reviews and the continued focus on the financial services industry generally, we may not be able to maintain our current credit ratings. Ratings downgrades by a rating agency could have a significant and immediate impact on our funding and liquidity through cash obligations, reduced funding capacity and collateral triggers. A reduction in our credit ratings could also increase our borrowing costs and limit access to the capital markets.

Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade of other financial institutions. Accordingly, ratings downgrades for other financial institutions could affect the market price of our stock and the market value of our other securities, including the Notes, and could limit our access to or increase our cost of capital. No report of the rating agencies is incorporated by reference herein.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $  . We intend to use the net proceeds from this offering for general corporate purposes, including the potential redemption of the $40 million aggregate principal amount outstanding of our 5.50% Fixed-to-Floating Rate Subordinated Notes due September 1, 2031 (the “2031 Notes”). This prospectus supplement does not constitute a notice of redemption with respect to the 2031 Notes.

Pending the use of the net proceeds of this offering as described above (or for other purposes), we may invest such proceeds in highly liquid, short-term securities or in deposit accounts at the Bank.

CAPITALIZATION

The following table sets forth our capitalization on a consolidated basis, as of December 31, 2025:

•	on an actual basis,

•

on an adjusted basis to give effect to the sale of the Notes for total net proceeds of approximately $   after deducting the underwriting discount and estimated offering expenses, and the redemption of the $40 million aggregate principal amount outstanding of our 2031 Notes.

The “as adjusted” information below is illustrative only and our capitalization following the closing of this offering will be adjusted based on the final terms of this offering.

This information should be read together with the “Use of Proceeds” section and the audited consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Conditions and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2025.

	As of December 31, 2025
(dollars in thousands, except per share data)	Actual	As Adjusted
Cash and cash equivalents	$1,070,718
Deposits
Noninterest-bearing	$5,043,960	$
Interest-bearing	$16,429,110	$
Short-term borrowings	$555,774	$
Long Term Debt:
Junior Subordinated Debentures	140,632
5.50% Fixed-to-Floating Rate Subordinated Notes due 2031	39,921
3.00% Fixed-to-Floating Rate Subordinated Notes due 2031	195,849
6.40% Fixed-to-Floating Rate Subordinated Notes due 2033	24,163
4.50% Fixed-to-Floating Rate Subordinated Notes due 2035	99,191
% subordinated notes due 2036 offered hereby	—

Total long-term debt	$499,756	$

Other Liabilities	$337,921	$
Shareholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, no shares issued and outstanding	$—		$—
Common stock, $5.00 par value, 250,000,000 shares authorized; 97,722,397 shares issued and 94,636,207 outstanding	488,612
Treasury stock, 3,086,190 shares	(103,494)
Additional paid-in capital	2,392,997
Retained earnings	1,196,522
Accumulated other comprehensive income, net of taxes	(89,732)

Total shareholders’ equity	$3,884,905	$

Total liabilities and shareholders’ equity	$26,751,426	$

DESCRIPTION OF THE SUBORDINATED NOTES

The following summary of the % Fixed-to-Floating Rate Subordinated Notes due 2036 (the “Notes”) does not purport to be complete and is qualified in its entirety by the Subordinated Indenture (as defined below) and the Notes, including the definitions therein of certain terms. Unless otherwise specified, capitalized terms used in the summary have the meanings specified in the Subordinated Indenture. The following description of the particular terms of the Subordinated Indenture and the Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the subordinated debt in the accompanying prospectus, to which description we refer you. For purposes of this “Description of the Subordinated Notes,” references to the “Company,” “we” and “us” include only Renasant Corporation and not its consolidated subsidiaries.

General

The Notes offered hereby will be issued under a subordinated indenture, dated as of August 22, 2016, as amended and supplemented by a fifth supplemental indenture, dated as of May  , 2026, between the Company and Wilmington Trust, National Association, as trustee, which together we refer to in this summary as the “Subordinated Indenture.”

The Notes will be our general unsecured, subordinated obligations and will rank senior to our Outstanding Floating Rate Junior Subordinated Debentures, and equally with all of our other unsecured, subordinated obligations from time to time outstanding, including the Outstanding Pari Passu Debt. The Notes will rank junior and be subordinated to all of our existing and future Senior Indebtedness (as defined below) to the extent and in the manner set forth in the Subordinated Indenture. In addition, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. The Notes will be structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of the Bank. See “—Subordination.” The Notes will be our obligations only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries.

The Notes will mature on    , 2036 (the “Maturity Date”), unless previously redeemed or otherwise accelerated. The Notes are not convertible into, or exchangeable for, equity securities, other securities, or assets or property of the Company or its subsidiaries. There is no sinking fund for the Notes. We intend for the Notes to qualify (subject to applicable limitations) as Tier 2 capital under applicable capital regulations, guidance, and interpretations of the Federal Reserve. We do not intend to apply for the listing of the Notes on any securities exchange or the quotation of the Notes on any quotation system. The Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Beginning with the interest payment date of    , 2031, and on any date thereafter, we may, at our option, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve (or, as and if applicable, the rules of any successor appropriate bank regulatory agency) (“Federal Reserve Approval”), redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. The Notes may not be redeemed by us prior to    , 2031, except that we may, at our option, subject to Federal Reserve Approval, redeem the Notes in whole, but not in part, prior to maturity, including prior to    , 2031, upon the occurrence of a “Tax Event” or a “Tier 2 Capital Event” (as such terms are defined in the Subordinated Indenture) or if we are required to register as an investment company pursuant to the 1940 Act, in each case, at a price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, the redemption date. Any partial redemption will be made in accordance with the applicable procedures of The Depository Trust Company (with its successors, “DTC”). See “— Redemption.”

Further Issues

The Subordinated Indenture does not limit the amount of Notes that we may issue from time to time in one or more series. The Subordinated Indenture permits us to increase the principal amount of the Notes by issuing additional Notes on the same terms and conditions as the Notes (except for any differences in the issue price and interest accrued prior to the date of issuance of the additional Notes), and with the same CUSIP number as the Notes, provided that the additional Notes are fungible with the Notes for United States federal income tax purposes. The Notes and any additional Notes issued by the Company will rank equally and ratably and shall be treated as a single series of securities for all purposes under the Supplemental Indenture.

Interest

From and including the date of original issuance to, but excluding,    , 2031 or the date of earlier redemption (the “fixed rate period”), the Notes will bear interest at a rate of  % per annum, payable semi-annually in arrears on    and    of each year (each, a “fixed rate interest payment date”), commencing on    , 2026. The last fixed rate interest payment date for the fixed rate period will be    , 2031.

From and including    , 2031 to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of    basis points. For each quarterly interest period during the floating rate period, interest will be payable quarterly in arrears on     ,     ,     and      of each year (each, a “floating rate interest payment date” and, together with the fixed rate interest payment dates, the “interest payment dates”), commencing on    , 2031. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

For the purpose of calculating the interest on the Notes for each interest period during the floating rate period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. We will act as the initial calculation agent. We shall take such actions as are necessary to ensure that, from the commencement of the floating rate period, for so long as any of the Notes are outstanding, there will at all times be a calculation agent appointed. For the avoidance of doubt, if at any time there is no calculation agent appointed by us, we will act as the calculation agent.

The trustee will not be under any duty to succeed to, assume or otherwise perform any of the duties of the calculation agent, or to appoint a successor or replacement in the event of the calculation agent’s resignation or removal or to replace the calculation agent in the event of a default, breach or failure of performance on the part of the calculation agent with respect to the calculation agent’s duties under the indenture.

As used herein:

“Benchmark” means, initially, Three-Month Term SOFR; provided that if the calculation agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source. The foregoing website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the date that is two (2) U.S. Government Securities Business Days prior to the start of the relevant floating rate interest period, or such other time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

“SOFR” means the secured overnight financing rate published by the FRBNY, as the administrator of the Benchmark (or a successor administrator), on the FRBNY’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (the “CBA”) (or a successor administrator of Three-Month Term SOFR selected by the calculation agent in its reasonable discretion).

“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).

The terms “Benchmark Replacement,” “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Transition Event” and “Corresponding Tenor” have the meanings set forth below under the heading “—Effect of Benchmark Transition Event.”

Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the provisions set forth below under the heading “—Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all subsequent determinations of the interest rate on the Notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the floating rate period will subsequently be an annual rate equal to the Benchmark Replacement plus    basis points.

Absent manifest error, the calculation agent’s determination of the interest rate for an interest period for the Notes will be binding and conclusive on you, the trustee and us. The trustee shall have no duty to confirm or verify any such calculation. The calculation agent’s determination of any interest rate, and its calculation of interest payments for any period, will be maintained on file at the calculation agent’s principal offices, will be made available to any holder of the Notes upon request and will be provided to the trustee.

Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months during the fixed rate period and on the basis of a 360-day year and the actual number of days elapsed during the floating rate period. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Interest on the Notes, subject to certain exceptions, will accrue during the applicable interest period. When we use the term “interest period,” we mean the period from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Notes to, but excluding, the applicable interest payment date or the Maturity Date or date of earlier redemption, if applicable. In the event that any scheduled interest payment date or the Maturity Date for the Notes falls on a day that is not a business day, then payment of interest payable on such interest payment date or of principal and interest payable on the Maturity Date will be paid on the next succeeding day which is a business day (any payment made on such date will be treated as being made on the date that the payment was first due and no interest on such payment will accrue for the period from and after such scheduled interest payment date); provided, that in the event that any scheduled floating rate interest payment date falls on a day that is not a business day and the next succeeding business day falls in the next succeeding calendar month, such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to but excluding such business day.

Interest on each Note will be payable to the person in whose name such Note is registered on the fifteenth day of the month immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the Notes are registered at the close of business on a special record date for the payment of defaulted interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed. However, interest that is paid on the Maturity Date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent or, at our option in the event the Notes are not represented by global notes, by check mailed to the address of the person specified for payment in the preceding sentences.

If the then-current Benchmark is Three-Month Term SOFR, the calculation agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the Notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period will be modified in accordance with the benchmark transition provisions.

“Business day” means (1) each Monday, Tuesday, Wednesday, Thursday and Friday which is not a federal holiday or any day on which banking institutions in New York are authorized or obligated by law, regulation or executive order to close or (2) a day on which the corporate trust office of the trustee is not closed for business, provided that, when used in connection with an amount that bears interest at a rate based on SOFR or Term SOFR or any direct or indirect calculation or determination of SOFR or Term SOFR, the term “Business day” means any such day that is also a U.S. Government Securities Business Day.

Ranking

The Notes are our general unsecured, subordinated obligations and are:

•	junior in right of payment to any of our existing and future Senior Indebtedness;

•	equal in right of payment with any of our existing and future subordinated indebtedness;

•	senior to our obligations relating to any junior subordinated debt securities issued to our capital trust subsidiaries;

•	effectively subordinated to all of our secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•	structurally subordinated to any existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of creditors of the Bank.

Subordination

The Notes are junior in right of payment to the prior payment in full of all our Senior Indebtedness. This means that, under certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on their debt securities before the holders of the Notes will be entitled to receive any amounts under the Notes. These circumstances include when we make a payment or distribute assets to creditors upon our liquidation, dissolution, winding up or reorganization.

These subordination provisions mean that if we are insolvent, a direct holder of a specific amount of our Senior Indebtedness may ultimately receive more of our assets than a direct holder of the same amount of Notes, and our creditor that is owed a specific amount may ultimately receive more of our assets than a direct holder of the same amount of Notes. The Subordinated Indenture does not limit our ability to incur Senior Indebtedness or general obligations, including indebtedness ranking equally with the Notes or secured debt.

Holders of the Notes may not accelerate the maturity of the Notes, except under specified circumstances upon an event of default. See “—Events of Default” below.

The Subordinated Indenture provides that, unless all principal of and any premium or interest on Senior Indebtedness has been paid in full, no payment or other distribution may be made in respect of any Notes under the following circumstances:

•

in the event of any insolvency or bankruptcy case or proceedings, or any receivership, liquidation, reorganization, dissolution, winding up, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets;

•

in the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or in the event any judicial proceeding shall be pending with respect to any such default; or

•	in the event that any Notes have been declared due and payable before their stated maturity.

If the trustee or any holders of Notes receive any payment or distribution that is prohibited under the subordination provisions, and if this fact is made known to the trustee or holders at or prior to the time of such payment or distribution, then the trustee or the holders will have to pay over that money to us.

Further, in the event of any insolvency or bankruptcy case or proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets, any creditors in respect of general obligations will be entitled to receive payment in full of all amounts due or to become due on or in respect of such general obligations, before any amount is made available for payment or distribution to the holders of the Notes.

Even if the subordination provisions prevent us from making any payment when due on the Notes, we will be in default on our obligations under the Notes if we do not make the payment when due. This means that the trustee and the holders of Notes can take action against us, but they will not receive any money until the claims of the holders of Senior Indebtedness have been fully satisfied.

The Subordinated Indenture allows the holders of Senior Indebtedness to obtain a court order requiring us and any holder of Notes to comply with the subordination provisions.

Pursuant to the Subordinated Indenture, “Senior Indebtedness” means any obligation of the Company to its creditors, whether now outstanding or subsequently incurred, other than any obligation where, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is not Senior Indebtedness. Senior Indebtedness includes, without limitation:

•

the principal (and premium, if any) of and interest in respect of our indebtedness for purchased or borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	our capital lease obligations;

•

our obligations issued or assumed as the deferred purchase price of property, our conditional sale obligations and our obligations under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;

•

our obligations arising from off-balance sheet guarantees and direct credit substitutes, including obligations in respect of any letters of credit, bankers’ acceptances, security purchase facilities and similar credit transactions;

•

our obligations associated with derivative products, including obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	any of the above listed obligations of other persons the payment of which we are responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise;

•	any of the above listed obligations of other persons secured by any lien on any of our property or assets whether or not we assume that obligation; and

•	any deferrals, renewals or extensions of any of the above listed obligations.

However, Senior Indebtedness does not include:

•	the Notes;

•	trade accounts payable arising in the ordinary course of business; and

•	the Outstanding Pari Passu Debt and the Outstanding Floating Rate Junior Subordinated Debentures.

As of December 31, 2025, the Company had no Senior Indebtedness outstanding on a consolidated basis.

We are a bank holding company and substantially all of our assets are held by our direct and indirect subsidiaries. We rely on dividends and other payments or distributions from our subsidiaries to pay the interest on our debt obligations (such as the Notes offered hereby), which interest expense was $31.1 million for the year ended December 31, 2025 (holding company only). Federal and state bank regulations impose certain restrictions on the ability of the Bank to pay dividends directly or indirectly to us, to make any extensions of credit to us or certain of our affiliates and to invest in our stock or securities. These regulations also prevent us from borrowing from the Bank unless the loans are secured by collateral. Accordingly, we may not have access to sufficient cash to make payments on the Notes. See “Risk Factors” in this prospectus supplement and Item “1A. Risk Factors” of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Because we are a bank holding company, our right and the rights of our creditors, including holders of the Notes, to participate in any distribution of assets of any of our subsidiaries upon their liquidation, reorganization, dissolution, winding up or otherwise would be subject to the prior claims of creditors of that subsidiary (except to the extent that we are a creditor with a recognized claim). In the event of any such distribution of assets of the Bank due in part to its status as an insured depository institution, the claims of depositors and other general or subordinated creditors of the Bank would be entitled to priority over claims of shareholders of the Bank, including us as its parent holding company and any creditor of ours, such as holders of the Notes. As of December 31, 2025, on a consolidated basis, the Company had $22.4 billion of deposits and other liabilities, to which the Notes will be structurally subordinated.

No Additional Amounts

In the event that any payment on the Notes is subject to withholding of any U.S. federal income tax or other tax or assessment (as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax or assessment. For a discussion relating to certain U.S. federal income tax consequences of the ownership and disposition of the Notes, see “U.S. Federal Income Tax Considerations.”

Redemption

We may, at our option, beginning with the interest payment date of    , 2031, but not prior thereto (except upon the occurrence of certain events specified below), and on any date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the Federal Reserve Approval, at a price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

The Notes may not otherwise be redeemed prior to the Maturity Date, except that we may also, at our option, redeem the Notes, in whole, but not in part, subject to obtaining the Federal Reserve Approval, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption, at any time, including before    , 2031, upon the occurrence of:

•

a “Tax Event,” defined in the Subordinated Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); or (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, which change or amendment or challenge becomes effective or which pronouncement, or decision or challenge is announced on or after the original issue date of the Notes, there is more than an insubstantial risk that interest payable by us on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes;

•

a “Tier 2 Capital Event,” defined in the Subordinated Indenture to mean our good faith determination that, as a result of (a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of the Notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of the Notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the original issue date of the Notes, there is more than an insubstantial risk that we will not be entitled to treat the Notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable to us, for so long as any Notes are outstanding; or

•	our becoming required to register as an investment company pursuant to the 1940 Act.

In the event of any redemption of the Notes, we will deliver or cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) to each holder of Notes (with a copy to the trustee) not less than 10 nor more than 60 days prior to the redemption date.

Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the holders of the Notes. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state that it is a partial redemption and the portion of the principal amount thereof to be redeemed. A replacement Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. The Notes are not subject to redemption or prepayment at the option of the holders.

Events of Default

The only “events of default” upon which the principal of the Notes may be accelerated under the Subordinated Indenture are certain events related to our bankruptcy or insolvency or certain events related to the insolvency of Renasant Bank or any banking subsidiary of ours in the future which represents 50% or more of our consolidated assets. If one of these specified events of default with respect to the Notes occurs and is continuing, the principal amount of all of the Notes shall become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the Notes. If one of these specified events of default with respect to Notes occurs and is continuing, the trustee may enforce its rights and the rights of the holders of the Notes by any judicial proceedings that the trustee deems to be most effectual to do so.

There is no right of acceleration of the payment of principal of the Notes upon a “default” in the payment of principal of or interest on the Notes or in the performance of any of our covenants or agreements contained in the Notes, in the Subordinated Indenture or any of our other obligations or liabilities, including the events described as a “default” below. For purposes of the Notes, “default” means (1) a default in the payment of principal of the Notes when due, whether at maturity, by acceleration of maturity or otherwise, (2) a default in the payment of interest on the Notes when due, which continues for 30 days, and (3) our default in the performance, or breach, of any term, covenant or agreement in the Subordinated Indenture applicable to us and the Notes, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default under the Subordinated Indenture. If a default in the payment of principal of or interest on the Notes occurs and is continuing under the Subordinated Indenture, the trustee and holders of Notes will have a right to institute suit directly against us for the collection of such overdue payment. Other than upon a default in the payment of principal of or interest on the Notes, the holders of the Notes will have limited rights to institute proceedings to enforce the terms of the Subordinated Indenture.

Modification

From time to time, we, together with the trustee, may, without the consent of the holders of Notes, amend the Subordinated Indenture for one or more of the following purposes:

•	to provide for the assumption by a successor corporation of our covenants under the Subordinated Indenture;

•	to add to our covenants and the default provisions for the benefit of the holders of Notes or to surrender any right or power conferred upon us by the Subordinated Indenture;

•	to permit or facilitate the issuance of Notes in certificated form;

•	to cure ambiguities, defects or inconsistencies, so long as the amendment does not adversely affect the interests of the holders of Notes as determined in good faith by us;

•	to appoint a successor trustee with respect to the Notes, and to make any change necessary to provide for the appointment of more than one trustee;

•	to establish the form or terms of a series of Notes;

•

to make any change to the Subordinated Indenture that (1) neither applies to any Note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modifies the rights of any Note holder with respect to such provision, or (2) shall become effective only when there is no such Note outstanding;

•	to add a guarantor with respect to the Notes; or

•	to secure the Notes.

The Subordinated Indenture permits us and the trustee, with the consent of the holders of a majority in aggregate principal amount of each series of the outstanding Notes affected thereby, to modify the Subordinated Indenture in a manner affecting the rights of the holders of the Notes of such series; provided that no modification may, without the consent of the holders of the outstanding Notes affected:

•	change the maturity of the principal of any Note or the timing of an interest payment on a Note;

•	reduce the principal amount or the rate of interest of any Note;

•	reduce the amount of the principal of any Note which would be due and payable upon a declaration of acceleration;

•	change the place of payment where, or the coin or currency in which, any Note principal or interest is payable;

•	impair the right to institute suit for the enforcement of any such due and payable obligation;

•	modify the provisions of the Subordinated Indenture with respect to the subordination of the Notes in a manner adverse to the Note holders;

•

reduce the percentage of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver provided for in the Subordinated Indenture; or

•	modify such provisions with respect to modification or waiver.

Consolidation, Merger, Sale of Assets and Other Transactions

We will not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any person, unless:

•

if we are the surviving person or if we consolidate with or merge into another person or sell, convey, transfer or lease substantially all of our properties and assets to any person, the successor is a corporation, partnership, limited liability company or trust organized under the laws of the United States of America or any state or the District of Columbia, and the successor, if not us, expressly assumes our obligations relating to the Notes and the Subordinated Indenture;

•

immediately after giving effect to the transaction, no “event of default” and no event which, after notice or lapse of time or both, would become an “event of default” shall have occurred and be continuing; and

•	certain other conditions described in the Subordinated Indenture are met.

The general provisions of the Subordinated Indenture do not limit our rights to enter into transactions, such as a highly-leveraged transaction, that may adversely affect the holders of the Notes.

Satisfaction and Discharge

The Subordinated Indenture provides that when, among other things, all Notes not previously delivered to the trustee for cancellation:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee,

and we irrevocably deposit or cause to be deposited with the trustee as trust funds in trust for such purpose money in an amount sufficient to pay and discharge the entire indebtedness on the Notes not previously delivered to the trustee for cancellation, for the principal and any premium and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Maturity Date or the date of redemption, as the case may be;

then, upon our request, the Subordinated Indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the Subordinated Indenture with respect to the Notes. However, we will continue to be obligated to pay all other sums due under the Subordinated Indenture and to provide the officers’ certificates and opinions of counsel described in the Subordinated Indenture.

Defeasance

We may at any time terminate all of our obligations under the Notes, except for certain obligations, including those respecting the defeasance trust. Our obligations will be deemed to have been discharged if the following applicable conditions have been satisfied:

•	we have irrevocably deposited in trust with the trustee or the defeasance agent, if any, money or U.S. government obligations for the payment of principal and interest on the Notes to maturity;

•

if the Notes are then listed on any securities exchange, we have delivered to the trustee or defeasance agent an officers’ certificate to the effect that our defeasance will not cause the Notes to be delisted from such exchange;

•	such defeasance will not result in a breach or violation, or constitute a default under, any other agreement or instrument to which we are a party;

•	no default or event of default with respect to the Notes shall have occurred and be continuing on the date of the deposit referenced above or during the period ending on the 120th day after such date;

•

we have delivered to the trustee and the defeasance agent, if any, an opinion of counsel to the effect that holders of the Notes will not recognize gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•	no event or condition exists that would prevent us from making payments of the principal of or interest on the Notes on the date we deposit funds or any time during the 90 days thereafter; and

•	certain other conditions set forth in the Subordinated Indenture.

Any defeasance of the Notes pursuant to the Subordinated Indenture shall be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issue date of the Notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.

Effect of Benchmark Transition Event

Benchmark Replacement. If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during the floating rate period in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

Certain Defined Terms. As used herein:

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

(1) Compounded SOFR;

(2) the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(4) the sum of: (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2) in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3) in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the

Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2) if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of    basis points per annum.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The terms “FRBNY’s Website,” “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth above under the heading “—Interest.”

Determinations and Decisions

The calculation agent is expressly authorized to make certain determinations, decisions and elections under the terms of the Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the

floating rate period and under the benchmark transition provisions. Any determination, decision or election that may be made by the calculation agent under the terms of the Notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding on the holders of the Notes and the trustee absent manifest error;

•	if made by us as calculation agent, will be made in our sole discretion;

•

if made by a calculation agent other than us, will be made after consultation with us, and the calculation agent will not make any such determination, decision or election to which we reasonably object; and

•	notwithstanding anything to the contrary in the subordinated indenture, shall become effective without consent from the holders of the Notes, the trustee or any other party.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

The Notes offered hereby will be issued only in fully registered form, without interest coupons, and in minimal denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The Notes offered hereby will be evidenced by a global note which will be deposited with, or on behalf of, DTC, or any successor thereto, and registered in the name of Cede & Co., or Cede, as nominee of DTC. Except as set forth below, record ownership of the global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

The global note will not be registered in the name of any person, or exchanged for Notes that are registered in the name of any person, other than DTC or its nominee, unless one of the following occurs:

•

DTC notifies us that it is unwilling or unable to continue acting as the depositary for the global note, or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary; or

•	an event of default with respect to the Notes represented by the global note has occurred and is continuing.

In those circumstances, DTC will determine in whose names any securities issued in exchange for the global note will be registered. Any such Notes in certificated form will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations. DTC or its nominee will be considered the sole owner and holder of the global note for all purposes, and as a result:

•	you cannot get Notes registered in your name if they are represented by the global note;

•	you cannot receive certificated (physical) notes in exchange for your beneficial interest in the global note;

•	you will not be considered to be the owner or holder of the global note or any note it represents for any purpose; and

•	all payments on the global note will be made to DTC or its nominee.

The laws of some jurisdictions require that certain kinds of purchasers (for example, certain insurance companies) can only own securities in definitive (certificated) form. These laws may limit your ability to transfer your beneficial interests in the global note to these types of purchasers.

Only institutions (such as a securities broker or dealer) that have accounts with the DTC or its nominee (called “participants”) and persons that may hold beneficial interests through participants (including through

Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as DTC participants) can own a beneficial interest in the global note. The only place where the ownership of beneficial interests in the global note will appear and the only way the transfer of those interests can be made will be on the records kept by DTC (for their participants’ interests) and the records kept by those participants (for interests of persons held by participants on their behalf).

Secondary trading in bonds and notes of corporate issuers is generally settled in clearing-house (that is, next-day) funds. In contrast, beneficial interests in a global note usually trade in DTC’s same-day funds settlement system, and settle in immediately available funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.

We will make cash payments of interest on and principal of the global note to Cede, the nominee for DTC, as the registered owner of the global note. We will make these payments by wire transfer of immediately available funds on each payment date.

You may exchange or transfer the Notes at the corporate trust office of the trustee for the Notes or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of the Notes, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

We have been informed that, with respect to any cash payment of interest on or principal of the global note, DTC’s practice is to credit participants’ accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the Notes represented by the global note as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in Notes represented by the global note held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in “street name.”

We also understand that neither DTC nor Cede will consent or vote with respect to the Notes. We have been advised that under its usual procedures, DTC will mail an “omnibus proxy” to us as soon as possible after the record date. The omnibus proxy assigns Cede’s consenting or voting rights to those participants to whose accounts the Notes are credited on the record date identified in a listing attached to the omnibus proxy.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge the interest to persons or entities that do not participate in the DTC book-entry system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing its interest.

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange) only at the direction of one or more participants to whose account with DTC interests in the global note are credited and only in respect of such portion of the principal amount of the Notes represented by the global note as to which such participant has, or participants have, given such direction.

DTC has also advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global note. We and the trustee have no responsibility or liability for any aspect of DTC’s or any participants’ records relating to beneficial interests in the global note, including for payments made on the global note, and we and the trustee are not responsible for maintaining, supervising or reviewing any of those records.

Calculation Agent

We will appoint a calculation agent for the Notes prior to the commencement of the floating rate period and will keep a record of such appointment at our principal offices, which will be available to any holder of the Notes upon request. In addition, we or an affiliate of ours may assume the duties of the calculation agent. We will act as the initial calculation agent. For the avoidance of doubt, if at any time there is no calculation agent appointed by us, then we shall be the calculation agent.

The Trustee

The trustee for the holders of Notes issued under the Subordinated Indenture is Wilmington Trust, National Association. If an event of default with respect to the Notes occurs, and is not cured, the trustee will be required to use the degree of care of a prudent person in the conduct of his or her own affairs in the exercise of its powers. Subject to the provisions of the Subordinated Indenture, the trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request of any holders of the Notes, unless they have offered to the trustee security or indemnity satisfactory to the trustee.

Wilmington Trust, National Association, in the future, may be the trustee under other indentures pursuant to which we issue debt. Pursuant to the Trust Indenture Act of 1939, if a default occurs with respect to the securities of any series, the trustee will be required to eliminate any conflicting interest as defined in the Trust Indenture Act or resign as trustee with respect to the securities of that series within 90 days of such default, unless such default were cured, duly waived or otherwise eliminated.

Payment and Paying Agents

We will pay principal and interest on the Notes at the corporate trust office of the trustee or at the office of any paying agent that we may designate. The trustee will act as the initial paying agent.

We will pay any interest on the Notes to the registered owner of the Notes at the close of business on the record date for the interest, except in the case of defaulted interest. Interest payable at maturity of the Notes will be paid to the registered holder to whom principal is payable. We may at any time designate additional paying agents or rescind the designation of any paying agent.

Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of and interest on any Note that remains unclaimed for two years after the principal or interest has become due and payable will, at our request, be repaid to us, or (if then held by us) be discharged from such trust. After repayment to us, you are entitled to seek payment only from us as a unsecured general creditor.

Governing Law

The Subordinated Indenture and the Notes are governed by and construed in accordance with the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Notes acquired pursuant to this offering. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, judicial authorities and administrative interpretations, in each case as of the date of this prospectus supplement, all of which are subject to change or different interpretations, possibly with retroactive effect, which could alter the U.S. federal income tax considerations described below. We do not undertake, and specifically disclaim, any obligations to update the summary as a result of changes in applicable laws and regulations. We cannot assure you that the U.S. Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this discussion, or that a court would not sustain positions contrary to those described in this summary, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of acquiring, owning or disposing of the Notes.

This discussion is limited to holders that purchase Notes for cash in this offering at their “issue price” (which is the first price at which a substantial amount of the Notes is sold for cash to investors other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and that hold the Notes as capital assets (generally, property held for investment). Moreover, this discussion does not address the effect of the alternative minimum tax, the Medicare tax on investment income, state, local or non-U.S. tax laws or the application of any U.S. federal taxes other than U.S. federal income taxes (such as U.S. federal estate or gift taxes).

This discussion does not purport to address all U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as banks, thrifts and other financial institutions, insurance companies, tax-exempt entities, dealers in securities or foreign currency, real estate investment trusts, regulated investment companies, traders in securities that have elected the mark-to-market method of accounting for their securities, U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar, U.S. Holders that hold Notes through non-U.S. brokers or other non-U.S. intermediaries, persons required to accelerate the recognition of any item of income as a result of such income being included on an applicable financial statement, U.S. expatriates and former long-term residents of the United States, persons that hold the Notes as part of a hedge, wash sale, conversion transaction, straddle or other risk reduction transaction, or entities or arrangements classified as partnerships or S corporations for U.S. federal income tax purposes or other pass-through entities (and owners of such entities).

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is a holder of Notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the Notes, you should consult your own tax advisor about the tax consequences of acquiring, owning and disposing of the Notes.

This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign, or other taxing jurisdiction or under any applicable tax treaty.

Tax Consequences to U.S. Holders

This subsection describes the material United States federal income tax considerations for a “U.S. Holder.” You are a U.S. Holder for purposes of this discussion if you are a beneficial owner of a Note and, for U.S. federal income tax purposes, you are:

•	an individual citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Payments of Interest and Original Issue Discount

The taxation of U.S. Holders of the Notes depends in part on whether the Notes qualify as “variable rate debt instruments” for U.S. federal income tax purposes. Under applicable Treasury Regulations, a debt instrument will qualify as a “variable rate debt instrument” if (1) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount, (2) the debt instrument provides for stated interest, paid or compounded at least annually, at current values of a single fixed rate and one or more qualified floating rates, and (3) the debt instrument does not provide for any principal payments that are contingent (within the meaning of the Treasury Regulations). A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. We expect that the Notes will meet the requirements for being variable rate debt instruments.

Under this characterization, payments treated as qualified stated interest (“QSI”) on the Notes generally will be taxable to you as ordinary income at the time such QSI is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes. QSI generally means stated interest that is unconditionally payable in cash at least annually at a single fixed rate, but as discussed below, special rules are applicable to variable rate debt instruments.

The Notes will be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes if the issue price of the Notes is less than the stated redemption price at maturity by more than a de minimis amount. The stated redemption price at maturity for the Notes is the sum of (1) the principal amount of the Notes and (2) any interest on the Notes that is not QSI. The issue price of debt instruments equals the first price at which a substantial amount of the debt instruments has been sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If the Notes are issued with OID, a U.S. Holder generally must include such OID in taxable income (as ordinary income) as such OID accrues in accordance with a constant yield method based on a compounding of interest, regardless of the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Thus, a U.S. Holder generally will be required to include OID in income in advance of the receipt of the cash to which such OID is attributable.

Under applicable Treasury Regulations, to determine the amount of QSI and OID in respect of a variable rate debt instrument, an “equivalent fixed rate debt instrument” must be constructed. The equivalent fixed rate debt instrument of a variable rate debt instrument that has an initial fixed rate followed by one or more qualified floating rates, such as a Note, is constructed as follows: (1) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of a Note as of the Note’s issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate; and (2) second, each floating rate (including the floating rate determined under clause (1) of this paragraph) is converted into a fixed rate substitute (which, in each case, generally will be the value of each floating rate as of the issue date of the Notes). When the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of QSI and OID, if any, are determined for the equivalent fixed rate debt instrument by applying the general OID rules to the equivalent fixed rate debt instrument, and a U.S. Holder of Notes will account for such OID, if any, and QSI as if the U.S. Holder held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of QSI or OID assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Notes during the accrual period.

The Treasury Regulations provide special rules for determining the yield and maturity of a debt instrument, such as the Notes, that provide an issuer with the option to redeem the instrument at specified times. The Treasury Regulations generally deem an issuer to exercise a redemption option in a manner that minimizes the yield on the debt instrument for purposes of determining whether a debt instrument is issued with OID, utilizing the equivalent fixed rate debt instrument rules set forth in the preceding paragraph.

Accordingly, solely for purposes of determining QSI and OID through the application of the rules described above, as of the issue date of the Notes, if the Notes are presumed to remain outstanding until maturity, and all interest on the Notes is treated as QSI, then the Notes will not be treated as having been issued with any OID.

Disposition of the Notes

You generally will recognize capital gain or loss on a sale, redemption, exchange, retirement or other taxable disposition of a Note equal to the difference, if any, between (1) the amount realized on such disposition (excluding amounts attributable to any accrued but unpaid interest, which will generally be taxable as ordinary income to the extent you have not previously included such amounts in income) and (2) your adjusted tax basis in the Note. The amount realized will equal the sum of any cash and the fair market value of any other property received on the disposition. Your adjusted tax basis in a Note generally will equal the amount you paid for the Note, increased by any OID previously included in your gross income with respect to the Note (including OID accrued in the year of the sale or other disposition), less any payment (other than QSI) made on the Note. Any such gain or loss will be long-term capital gain or loss if you held the Note for more than one year at the time of the disposition. Long-term capital gains of non-corporate U.S. Holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Payments of stated interest which is QSI, accruals of OID and the proceeds of a disposition (including a retirement or redemption) of Notes may be reported to the IRS. These information reporting requirements, however, do not apply with respect to certain exempt U.S. Holders, such as corporations.

Backup withholding (currently at a rate of 24%) may apply to payments of the foregoing amounts, unless you provide the applicable withholding agent with your taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establish an exemption from backup withholding. Backup withholding will also apply if a U.S. Holder is notified by the IRS that the U.S. Holder is subject to backup withholding because of its failure to report payment of interest and dividends properly, or if the U.S. Holder otherwise fails to comply with the applicable backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

This subsection describes the material United States federal income tax considerations for a “Non-U.S. Holder.” You are a “Non-U.S. Holder” for purposes of this discussion if you are a beneficial owner of a Note and you are, for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United Sates federal income tax on a net income basis on income or gain from the Notes.

Interest on the Notes

Subject to the discussion below under the headings “—Information Reporting and Backup Withholding” and “The Foreign Account Tax Compliance Act,” payments of interest (which, for purposes of this discussion of Non-U.S. Holders, shall include any OID) on the Notes generally will be exempt from U.S. federal income and withholding tax under the “portfolio interest” exemption if you properly certify as to your Non-U.S. Holder status, as described below, and:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a bank whose receipt of interest on the Notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;

•	you are not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us; and

•

interest on the Notes is not effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by you).

The portfolio interest exemption applies only if you appropriately certify as to your Non-U.S. Holder status. You generally can meet this certification requirement by providing a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute or successor form) to the applicable withholding agent. If you hold the Notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to your agent. Your agent then generally will be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax, currently at a 30% rate, unless (1) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute or successor form) claiming an exemption from (or a reduction of) withholding under an applicable United States income tax treaty or (2) the payments of interest are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable United States income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by you) and you meet the certification requirements described below (see “—Income or Gain Effectively Connected with a U.S. Trade or Business”).

Disposition of the Notes

Subject to the discussion below under the headings “—Information Reporting and Backup Withholding” and “The Foreign Account Tax Compliance Act,” you generally will not be subject to U.S. federal income or withholding tax on any gain realized on a sale, redemption, exchange, retirement or other taxable disposition of a Note (other than amounts attributable to accrued and unpaid interest, which will be treated as described above under “—Interest on the Notes”) unless:

•	the gain is effectively connected with the conduct by you of a U.S. trade or business; or

•	you are an individual who has been present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met.

If you are a Non-U.S. Holder described in the first bullet point above, you generally will be subject to U.S. federal income tax as described below (see “—Income or Gain Effectively Connected with a U.S. Trade or

Business”). If you are a Non-U.S. Holder described in the second bullet point above, you generally will be subject to U.S. federal income tax at a 30% rate (or a lower rate if a United States income tax treaty applies) on the gain derived from the sale, redemption, exchange, retirement or other taxable disposition, which may be offset by certain U.S.-source capital losses, unless an applicable United States income tax treaty provides otherwise.

Income or Gain Effectively Connected with a U.S. Trade or Business

If any interest on the Notes or gain from a sale, redemption, exchange, retirement or other taxable disposition of the Notes is effectively connected with a U.S. trade or business conducted by you (and, if required by an applicable United States income tax treaty, attributable to a permanent establishment or fixed base maintained by you), then you generally will be subject to U.S. federal income tax on such interest or gain on a net income basis in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise). If interest received with respect to the Notes is effectively connected income (and, if required by an applicable United States income tax treaty, attributable to a permanent establishment or fixed base maintained by you), the U.S. federal withholding tax described above will not apply (assuming an appropriate certification is provided) unless an applicable United States income tax treaty provides otherwise. You generally can meet the certification requirements by providing a properly executed IRS Form W-8ECI (or other applicable form) to the applicable withholding agent. In addition, if you are a corporation for U.S. federal income tax purposes, that portion of your earnings and profits that is attributable to such effectively connected income or gain, subject to certain adjustments, may be subject to a “branch profits tax” at a 30% rate (or a lower rate if a United States income tax treaty applies).

Information Reporting and Backup Withholding

Payments to you of interest on a Note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and may also be made available to the tax authorities of the country in which you are a tax resident under the provisions of an applicable income tax treaty or agreement. Backup withholding (currently at a rate of 24%) generally will not apply to payments of interest on a Note to a Non-U.S. Holder if the certification described in “—Interest on the Notes” above is provided by the Non-U.S. Holder, or the Non-U.S. Holder otherwise establishes an exemption.

Proceeds from a disposition (including a retirement or redemption) of a Note effected by the U.S. office of a U.S. or non-U.S. broker will be subject to information reporting requirements and backup withholding unless you properly certify, under penalties of perjury, as to your non-U.S. status and certain other conditions are met, or you otherwise establish an exemption. Information reporting and backup withholding generally will not apply to any proceeds from a disposition of a Note effected outside the United States by a non-U.S. office of a broker, unless such broker has certain connections to the United States, in which case information reporting, but not backup withholding, will apply unless the broker has documentary evidence in its records that you are a Non-U.S. Holder and certain other conditions are met, or you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided the required information is timely furnished to the IRS.

The Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) imposes a U.S. federal withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of interest on, and the gross proceeds from a disposition (including a retirement or redemption) of, a debt instrument paid to certain non-U.S. entities, including (1) certain foreign financial institutions and investment funds (including, in some instances, where such an entity is acting as an intermediary) that do not comply with certain withholding and reporting requirements regarding U.S. account holders and (2) certain non-financial foreign entities that do not provide sufficient documentation evidencing either an exemption from FATCA or adequate information regarding substantial U.S. owners of such entity. However, notwithstanding the preceding sentence, pursuant to proposed U.S. Treasury Regulations (upon which taxpayers are permitted to rely until final U.S. Treasury Regulations are issued), this withholding tax generally will not apply to the gross proceeds from a sale or other disposition of instruments, such as the Notes, that produce U.S. source interest. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of Notes may be eligible for a refund or credit of such taxes. Prospective purchasers of the Notes should consult their own tax advisors regarding these withholding and reporting provisions.

The preceding discussion of certain U.S. federal income tax consequences is for general information only and is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of the Notes, including the consequences of any proposed change in applicable laws.

CERTAIN BENEFIT PLAN CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans that are subject to Part 4 of Subtitle B of Title I of ERISA (“ERISA Plans”), and Section 4975 of the Code also imposes certain requirements on ERISA Plans, as well as on individual retirement accounts (“IRAs”), Keogh plans or other plans and arrangements subject to Section 4975 of the Code. Entities (including certain insurance company general accounts) with underlying assets deemed to be “plan assets” (as defined in U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”)) by reason of any such plan’s or arrangement’s investments are also subject to these requirements under Part 4 of Subtitle B of Tile I of ERISA and Section 4975 of the Code. We refer to all of the foregoing in this paragraph collectively as “Plans.”

Employee benefit plans sponsored by a governmental agency or certain churches and certain non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code, but such plans may be subject to laws that are substantially similar (each, a “Similar Law”).

The following discussion summarizes certain aspects of ERISA, the Code and Similar Laws that may affect the decision by a Plan or Non-ERISA Arrangement to invest in the Notes, is general in nature, and is not intended to be a complete discussion of applicable laws and regulations pertaining to an investment in the Notes by a Plan or Non-ERISA Arrangement. The following discussion is not intended to be legal or investment advice. It is based on applicable law and regulations in effect as of the date of this prospectus supplement; we do not undertake, and specifically disclaim, any obligation to update this summary as a result of changes in applicable law or regulations. Fiduciaries of Plans and Non-ERISA Arrangements should consult their own legal counsel before investing in the Notes. References herein to the purchase, holding or disposition of Notes also refer to the purchase, holding or disposition of any beneficial interest in the Notes.

Fiduciary Considerations

Before investing in the Notes, the fiduciary of an ERISA Plan should consider whether an investment will satisfy the applicable requirements set forth in Part 4 of Subtitle B of Title I of ERISA, including, among other things, whether, to the extent applicable, the investment:

•	will satisfy the prudence and diversification standards of ERISA;

•	will be made solely in the interests of the participants and beneficiaries of the Plan;

•	is permissible under the terms of the Plan and its investment policies and other governing instruments; and

•	is for the exclusive purpose of providing benefits to the participants and beneficiaries of the Plan and defraying the reasonable expenses of administering such Plan.

The responsible fiduciary of a Plan should consider all relevant facts and circumstances, including, as applicable, the limitations imposed on transferability, whether the Notes will provide sufficient liquidity in light of the foreseeable needs of the Plan, that the Notes are unsecured and subordinated, and the tax consequences of the investment. The fiduciary of a Non-ERISA Arrangement should consider whether an investment in the Notes satisfies its obligations imposed under Similar Laws and whether an investment is consistent with the terms of the governing instruments of the Non-ERISA Arrangement. Neither we, any of the underwriters, nor any of our or their affiliates, representatives or agents are offering investment advice nor will we provide advice in a fiduciary capacity to any Plan with respect to an investment in the Notes.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code may prohibit certain transactions involving the assets of a Plan and those persons who have specified relationships with the Plan, called “parties in interest” under ERISA and “disqualified persons” under Section 4975 of the Code (collectively, “parties in interest”), unless relief is available under an applicable statutory, regulatory or administrative exemption. Parties in interest who engage in a nonexempt prohibited transaction may be subject to excise taxes, and parties in interest and fiduciaries may be subject to other liabilities. In addition, a nonexempt prohibited transaction may be subject to rescission.

A fiduciary of a Plan who permits the Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the Plan for any loss the Plan incurs as a result of the transaction, for any profits the fiduciary earns in the transaction, and for excise taxes. Parties in interest acting on behalf of an IRA that engages in a non-exempt prohibited transaction may cause the IRA to lose its tax-exempt status. In that event, its assets will be deemed to be distributed in the form of a taxable distribution. Similar Law may include prohibitions applicable to Non-ERISA Arrangements that are similar to the prohibited transaction rules contained in ERISA and the Code. A fiduciary considering an investment in the Notes should consider whether the investment, including the holding or disposition of the Notes, may constitute or give rise to a prohibited transaction for which an exemption is not available.

Plan Look-Through

The Plan Asset Regulations provide that the assets of an entity may be deemed assets of a Plan by reason of that Plan’s investment in equity interests of the entity (so-called “Plan look-through”) unless an exemption under the Plan Assets Regulations applies. If our assets were deemed to be assets of a Plan that purchased Notes, among other things, the provisions of ERISA and Section 4975 of the Code that apply to the Plan would apply to transactions in which we engage. There will not be Plan look-through if the investment by Plans is in a form other than an equity interest. Under the Plan Asset Regulations, an equity interest is defined to mean any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Purchasers should consult their own legal counsel to determine whether the Notes will be treated as indebtedness with no substantial equity features for purposes of the Plan Asset Regulations.

Without regard to whether the Notes may cause our assets to be treated as plan assets under the Plan Asset Regulations, we, the underwriters, and our or the underwriters’ respective current and future affiliates may be parties in interest with respect to many Plans, and the purchase, holding or disposition of the Notes by, on behalf of, or with the assets of, any such Plan could give rise to a prohibited transaction under ERISA or the Code. For example, a purchase of the Notes may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan, which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief is available.

A prospective purchaser that is, or is acting on behalf of, or with the assets of, a Plan should consider the potential applicability of certain exemptive relief under administrative exemptions issued by the U.S. Department of Labor, which include, but are not limited to, the following prohibited transaction class exemptions, or PTCEs: (a) the in-house asset manager exemption (PTCE 96-23); (b) the insurance company general account exemption (PTCE 95-60); (c) the bank collective investment fund exemption (PTCE 91-38); (d) the insurance company pooled separate account exemption (PTCE 90-1); and (e) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide limited exemptive relief for certain transactions with a party in interest , provided that neither the party in interest nor certain of its affiliates have or exercise any discretionary authority or control over, or render any investment advice with respect to, the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less than, adequate consideration (as defined in the exemption) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance, however, that any of these or any other administrative or statutory exemptions will be available with respect to any or all otherwise prohibited transactions involving an investment in the Notes with respect to a particular Plan. Purchasers should consult their own legal counsel to determine whether any investment will constitute a prohibited transaction and, if so, whether exemptive relief is available.

Representations and Obligations

Each purchaser or holder of a Note, including each fiduciary who causes an entity to purchase or hold a Note, shall be deemed to have represented and warranted on each day such purchaser or holder holds such Note that:

•	either:

•	it is neither a Plan nor a Non-ERISA Arrangement, and it is not purchasing or holding the Note on behalf of, or with the assets of, any Plan or Non-ERISA Arrangement; or

•

it is either a Plan or a Non-ERISA Arrangement and its purchase, holding and subsequent disposition of the Note will not constitute or result in (a) a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law, or (b) a breach of fiduciary or other duty or applicable law.

Each purchaser or holder of a Note that is, including each fiduciary who causes an entity to purchase or hold a Note with, assets of an Plan or Non-ERISA Arrangement, will be deemed to have represented and warranted at all times in its corporate and its fiduciary capacity, by its purchase and holding of the Note that neither we, nor the underwriters, nor any of our or their affiliates is or will become a fiduciary to any Plan with respect to the purchaser or holder’s acquisition, holding, sale or exchange, unless a statutory or administrative exemption applies (all of the applicable conditions of which are satisfied) or the transaction is not otherwise prohibited.

Each purchaser or holder of a Note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Note does not violate ERISA, the Code or any Similar Law. Nothing contained herein shall be construed as legal or investment advice, or a representation that an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or that an investment in the Notes is appropriate or advisable for, Plans or Non-ERISA Arrangements, whether generally or as to any particular Plan or Non-ERISA Arrangement.

UNDERWRITING

We have entered into an underwriting agreement, dated   , 2026 (the “Underwriting Agreement”), with Keefe, Bruyette & Woods, Inc. and Stephens Inc., as representatives of the several underwriters named below (collectively, the “underwriters”), with respect to the Notes. Subject to certain conditions, the underwriters have agreed to purchase the aggregate principal amount of Notes set forth next to its name in the following table.

Underwriters	Principal Amount of Subordinated Notes
Keefe, Bruyette & Woods, Inc.	$
Stephens Inc.
Total	$

The Underwriting Agreement provides that the obligations of the underwriters to purchase the Notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the Notes if any of the Notes are purchased.

The Notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the Notes to selected dealers at the public offering price set forth on the cover of this prospectus supplement less a concession not in excess of  % of the principal amount per note. After the initial offering, the underwriters may change the offering price and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Discounts, Commission and Expenses

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the Notes offered hereby):

	Per Subordinated Note		Total
Public offering price		%	$
Underwriting discounts and commissions paid by us		%	$
Proceeds to us, before expenses		%	$

We estimate expenses payable by us in connection with this offering, other than, in each case, underwriting discounts and commissions, will be approximately $   . This estimate reflects that we may reimburse the underwriters for certain of their reasonable out-of-pocket expenses incurred in connection with their engagement as underwriters, including certain expenses attributable to legal fees and marketing, syndication and travel in an aggregate amount not to exceed $   .

Indemnification

We have agreed to indemnify and hold harmless each underwriter, their respective affiliates (as such term is defined in Rule 405 promulgated under the Securities Act, partners, directors, officers, employees and agents and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any underwriter, against certain losses and liabilities, including liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

No Public Trading Markets

There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any national securities exchange or to have the Notes quoted on an automated dealer quotation system. The underwriters have advised us that they intend to make a market in the Notes. However, the underwriters are not obligated to do so and may discontinue any market-making in the Notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the Notes will develop or continue, that you will be able to sell your Notes at a particular time, or that the price that you receive when you sell will be favorable.

No Sales of Similar Securities

We have agreed with the underwriters that between the date of the Underwriting Agreement and the issue date, we and our subsidiaries will not, without the prior consent of Keefe, Bruyette & Woods, Inc. and Stephens Inc., directly or indirectly, issue, offer or sell, or enter into any agreement to sell, any debt securities (excluding deposit obligations) of ours or of our subsidiaries, other than the Notes.

Stabilization

In connection with this offering of the Notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue such activities at any time without notice.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or their affiliates.

Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by any of the underwriters or their affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters and should not be relied on by investors.

Our Relationships with the Underwriters

The underwriters and their affiliates have engaged, or may in the future engage, in investment banking transactions, lending transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of its business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In connection with the Company’s acquisition by merger of The First and a related equity offering, Stephens Inc. acted as a financial advisor to the Company and Keefe, Bruyette & Woods, Inc. acted as a financial advisor to The First. Keefe, Bruyette & Woods, Inc. and Stephens Inc. are underwriters in this offering.

Alternative Settlement Cycle and Other Matters

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Notes offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

We expect that delivery of the Notes will be made against payment therefor on or about   , 2026, which will be the   business day following the date hereof (such settlement being referred to as “T+ ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the business day before delivery of the Notes will be required, by virtue of the fact that the Notes initially settle in T+   , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area, each a Member State, no offer of the Notes to the public has been or will be made in that Member State, except that offers of the Notes to the public may be made in that Member State at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

provided that no such offer of Notes shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of the above provisions, the expression “an offer of Notes to the public” in relation to any Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase or subscribe for any Notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

This document is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2) (a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is available only to Relevant Persons and will only be engaged with Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the Notes offered by this prospectus supplement will be passed upon for us by Phelps Dunbar LLP, New Orleans, Louisiana. Certain legal matters in connection with this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of Renasant Corporation as of December 31, 2025 and 2024, and for each of the years in the three year period ended December 31, 2025, and management’s assessment of the effectiveness of Renasant Corporation’s internal control over financial reporting as of December 31, 2025, included in our Annual Report on Form 10-K for the year ending December 31, 2025, have been incorporated by reference into this prospectus supplement and the accompanying prospectus in reliance upon the reports of BDO USA, P.C. (formerly Horne LLP), an independent registered public accounting firm, which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Rights

Warrants

Units

Renasant Corporation may offer and sell, from time to time, in one or more offerings, together or separately, common stock, preferred stock, depositary shares, debt securities, rights, warrants and units and hybrid securities combining elements of the foregoing.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We will provide by supplements to this prospectus the specific terms and manner of offering of the securities that we actually offer. These prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the information incorporated by reference in this prospectus, the applicable prospectus supplement, including any information incorporated by reference therein, and any free writing prospectus before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that describes the terms and manner of offering of those securities.

We may offer and sell these securities directly or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis. If an offering of securities involves any underwriters, dealers or agents, then the prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents as well as any over-allotment option we may agree to with the underwriters. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “RNST.” On January 31, 2025, the last sales price on the NYSE for our common stock was $38.88. You are urged to obtain current market prices for our common stock. None of the other securities that may be offered pursuant to this prospectus are listed on an exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which such securities will be listed or quoted.

Investing in our securities involves risk. You should refer to the “Risk Factors” section included in the applicable prospectus supplement and in our periodic reports and other information we file with the Securities and Exchange Commission and carefully consider that information before investing in any of these securities.

Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities will be our equity and debt securities, will not be deposits, savings accounts or other obligations of any bank, and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Our principal executive office is located at 209 Troy Street, Tupelo, Mississippi 38804-4827, and the telephone number at that location is (662) 680-1001.

This prospectus is dated February 11, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using the “shelf” registration process. Under this shelf registration statement, we may offer and sell from time to time, either separately or together, common stock, preferred stock, depositary shares, debt securities, rights, warrants, units, and hybrid securities combining elements of the foregoing, in one or more offerings. Unless indicated otherwise, references to “we,” “our,” “us,” “the Company” and “Renasant” are to Renasant Corporation and its subsidiaries on a consolidated basis, and references to “the Bank” or “our Bank” are to Renasant Bank.

This prospectus only provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that contains specific information about the terms of the securities and the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us, and may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” below.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. That registration statement, including the exhibits and the documents incorporated herein by reference, can be read at our website (www.renasant.com), the SEC website (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information” below.

You should rely only on the information contained or incorporated by reference in this prospectus and the relevant prospectus supplement. We have not authorized any other person, including any underwriter or agent, to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement, and we will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us from time to time directly to the public or through dealers or designated agents. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

RISK FACTORS

An investment in Renasant securities involves certain risks. Before investing in Renasant securities, you should carefully read and consider the risk factors incorporated by reference into this prospectus, as well as those contained in any applicable prospectus supplement. These risk factors may also be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You should also refer to other information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business, operations and prospects. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and is qualified in its entirety by reference to the copy of the applicable document filed with the SEC; you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Information that we file with the SEC can also be found on our website, www.renasant.com, under the “SEC Filings” tab. All Internet addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information contained on, or accessible through, our website, or any other website described herein, is not a part of and is not (and should not be deemed) incorporated by reference into this prospectus, and you should not consider it a part of this prospectus.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, any subsequently filed document deemed incorporated by reference herein or any free writing prospectus prepared by us or on our behalf. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus or incorporated by reference herein.

This prospectus incorporates by reference the documents set forth below (other than information deemed “furnished” and not filed in accordance with SEC rules, including information furnished pursuant to Items 2.02 and 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto):

•	Our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 23, 2024;

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The information specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December  31, 2023 from our definitive proxy statement on Schedule 14A, filed with the SEC on March 13, 2024;

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Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed on May 8, 2024, for the quarter ended June 30, 2024, filed on August  7, 2024, and for the quarter ended September 30, 2024, filed on November 6, 2024;

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Our Current Reports on Form 8-K and amendments thereto filed with the SEC on April  23, 2024 (only with respect to information filed under item 5.02), April  25, 2024, July 2, 2024, July 29, 2024 (only with respect to information filed under items 1.01, 8.01, and 9.01), July 30, 2024 (only with respect to information filed under items 1.01 and 9.01) (other than those portions of the documents deemed to be furnished and not filed), October  24, 2024 and December 20, 2024; and

•

The description of our common stock contained in our Form 8-A/A Registration Statement filed on August  28, 2024, which makes reference to exhibit 4(i) to our Quarterly Report on Form 10-Q filed with the SEC on August 7, 2024, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference, provided that any document or information contained in such filings that is deemed “furnished” to, or is otherwise not deemed filed with, the SEC in accordance with SEC rules, including, without limitation, our compensation committee report and performance graph in our definitive proxy statement on Schedule 14A, and information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits, shall not be deemed incorporated by reference herein.

If requested, we will provide at no cost to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings, you may write or telephone us at the following address:

Renasant Corporation

209 Troy Street

Tupelo, Mississippi 38804-4827

Telephone: (662) 680-1001

Attention: Mr. James C. Mabry IV

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Neither we nor any underwriter or agent have authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and therein may contain or incorporate by reference statements about us that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “focus,” “possible,” “may increase,” “may fluctuate,” “will likely result,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about our future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. Our management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•

our ability to efficiently integrate acquisitions into our operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the time frame anticipated by management;

•	potential exposure to unknown or contingent risks and liabilities we have acquired, or may acquire, or target for acquisition;

•	the effect of economic conditions and interest rates on a national, regional or international basis;

•	the timing and success of the implementation of changes in operations to achieve enhanced earnings or effect cost savings;

•	competitive pressures in the consumer finance, commercial finance, financial services, asset management, retail banking, mortgage lending and auto lending industries;

•	the financial resources of, and products available to, competitors;

•	changes in laws and regulations, as well as changes in accounting standards;

•	changes in policy by regulatory agencies or increased scrutiny by, and/or additional regulatory requirements of, regulatory agencies in connection with proposed acquisitions;

•	changes in the securities and foreign exchange markets;

•	our potential growth, including our entrance or expansion into new markets, and the need for sufficient capital to support that growth;

•

changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers or issuers of investment securities, or the impact of interest rates on the value of our investment securities portfolio;

•	an insufficient allowance for credit losses as a result of inaccurate assumptions;

•	general economic, market or business conditions, including the impact of inflation;

•	changes in demand for loan and deposit products and other financial services;

•	concentrations of credit or deposit exposure;

•	changes or the lack of changes in interest rates, yield curves and interest rate spread relationships;

•	increased cybersecurity risk, including potential network breaches, business disruptions or financial losses;

•	civil unrest, natural disasters, epidemics and other catastrophic events in our geographic area;

•

geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

•	the impact, extent and timing of technological changes; and

•	other circumstances, many of which are beyond management’s control.

Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s website (www.sec.gov). All subsequent written and oral forward-looking statements concerning Renasant or other matters and attributable to Renasant or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above.

Renasant undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

For any forward-looking statements made in this prospectus or any prospectus supplement, or in any documents incorporated by reference therein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

RENASANT CORPORATION

We are a bank holding company headquartered in Tupelo, Mississippi. Through our wholly-owned bank subsidiary, Renasant Bank, and its subsidiaries, Park Place Capital Corporation (“Park Place”) and Continental Republic Capital, LLC (doing business as “Republic Business Credit”), we operate 186 banking, lending, mortgage and wealth management offices in Mississippi, Tennessee, Alabama, Florida, Georgia, North Carolina and South Carolina. Our Community Banks, Mortgage and Wealth Management segments operate out of these offices; our subsidiary Republic Business Credit has four stand-alone offices in California, Illinois, Louisiana and Texas. Our Bank was originally founded in 1904 as The Peoples Bank & Trust Company. In 1982, we reorganized as a bank holding company. In 2005, we changed our name from The Peoples Holding Company to Renasant Corporation.

Our primary asset is our investment in our Bank. At December 31, 2024, our consolidated total assets were approximately $18.03 billion, our total loans (net of unearned income) were approximately $12.7 billion, our total deposits were approximately $14.6 billion, and our total shareholders’ equity was approximately $2.7 billion.

Community Banks Segment

Substantially all of our business activities are conducted through, and substantially all of our assets and revenues are derived from, the operations of our community banks, which offer a complete range of banking and financial services to individuals and to businesses of all sizes. These services include business and personal loans, interim construction loans, specialty commercial lending, treasury management services and checking and savings accounts, as well as safe deposit boxes and night depository facilities. Automated teller machines are located throughout our market area, and we have interactive teller machines in many of our urban markets. Our customers may also conduct many banking transactions, such as opening deposit accounts and applying for certain types of loans, through our Online and Mobile Banking Products, and our call center provides 24-hour banking services.

Through our Mortgage division, we offer both fixed and variable rate residential mortgage loans with competitive terms and fees. In many cases, we originate mortgage loans with the intention of selling them in the secondary market to third party private investors or directly to government sponsored entities. Depending on a number of factors, we may release or retain the right to service these loans upon the sale.

Wealth Management Segment

Through the Wealth Management segment (which includes the operations of Park Place), we offer a broad range of fiduciary services including the administration (as trustee or in other fiduciary or representative capacities) of benefit plans, management of trust accounts, inclusive of personal and corporate benefit accounts, and custodial accounts, as well as accounting and money management for trust accounts. In addition, the Wealth Management segment, through the Financial Services division, provides specialized products and services to customers, which include fixed and variable annuities, mutual funds and other investment services through a third-party broker-dealer. Our Wealth Management operations are headquartered in Tupelo, Mississippi, and Birmingham, Alabama, but our products and services are available to customers in all of our markets through our Community Banks.

Sale of Renasant Insurance, Inc.

Effective July 1, 2024, Renasant Bank sold substantially all of the assets of Renasant Insurance, Inc. for gross cash proceeds to Renasant Bank of $56,390,000. The sale resulted in a positive after-tax impact to earnings of $34,092,000, which is net of estimated transaction-related expenses. The financial effects of the sale are reflected in the third quarter of 2024.

Proposed Merger with The First Bancshares, Inc.

On July 29, 2024, Renasant and The First Bancshares, Inc., a Mississippi corporation (“The First”), entered into an agreement and plan of merger, dated as of July 29, 2024 (the “Merger Agreement”), pursuant to which, subject to the terms and conditions set forth therein, among other things, The First will merge with and into Renasant, with Renasant as the surviving entity in such merger (the “Merger”). Immediately following the Merger, The First’s subsidiary bank and Renasant Bank will enter into a subsidiary plan of merger, pursuant to which The First’s subsidiary bank will merge with and into Renasant Bank immediately after the Merger, with Renasant Bank as the surviving entity in such merger. Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of The First will be converted into the right to receive one share of common stock of Renasant.

Our shareholders and the shareholders of The First approved the Merger at special meetings held on October 22, 2024. The Merger is expected to close in the first half of 2025 and is subject to certain closing conditions, including the receipt of required regulatory approvals.

Additional Information

Our common stock is traded on the New York Stock Exchange under the symbol “RNST.” Our principal executive office is located at 209 Troy Street, Tupelo, Mississippi 38804-4827, and our telephone number is (662) 680-1001. We maintain a website at www.renasant.com. The foregoing Internet website is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes such as (1) providing capital to support our growth organically or through strategic acquisitions, (2) repaying or refinancing existing indebtedness, (3) financing investments in our subsidiaries or capital expenditures and (4) investing the funds in our Bank as regulatory capital. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering at the time of sale. Pending such use, we may place the net proceeds in temporary investments or in deposit accounts at the Bank or we may use the net proceeds to reduce our indebtedness.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, rights, warrants and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The applicable prospectus supplement and other offering material will describe the particular terms of any security we offer, and it may add, update or change the terms and conditions of the securities as summarized in this prospectus. The applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

In addition, for certain types of securities we offer, as discussed below, we may also adopt an amendment to our articles of incorporation or enter into an agreement that will govern the terms of such securities. We will file any such amendment or agreement with the SEC in connection with the offering of the applicable securities. For more information on how you can obtain copies of documents we file with the SEC, see “Where You Can Find More Information” above.

In the descriptions of our common stock, preferred stock, depositary shares, debt securities, rights, warrants and units, the terms “we,” “our” and “us” refer only to Renasant Corporation and not to its subsidiaries.

DESCRIPTION OF COMMON STOCK

The following information describes our common stock, par value $5.00 per share, or “common stock” which is the only security of the Company registered under Section 12 of the Securities Exchange Act of 1934, as amended. This description is qualified in its entirety by reference to our Articles of Incorporation, as amended (our “Articles”), and our Amended and Restated Bylaws (our “Bylaws”), and to the applicable provisions of the Mississippi Business Corporation Act of 1972, as amended (the “MBCA”), and other applicable provisions of Mississippi law. You should refer to, and read this summary together with, our Articles of Incorporation and Bylaws to review all of the terms of our common stock. When we offer to sell shares of our common stock, we will describe the specific terms of the offering and the shares in a prospectus supplement.

General

Our Articles authorize the issuance of up to 150,000,000 shares of common stock. A total of 63,565,690 shares were issued and outstanding as of December 31, 2024. Our common stock trades on the New York Stock Exchange under the symbol “RNST.” As of December 31, 2024, approximately 2,418,071 shares of common stock were reserved for issuance under various employee and director benefit plans that we maintain.

The rights and privileges of holders of our common stock are subject to any preferences that our board of directors may set for any series of preferred stock that we may issue in the future. These preferences may relate to voting, dividend and liquidation rights, among other things.

Broadridge Corporate Issuer Solutions, Inc. serves as the registrar and transfer agent of our common stock.

Voting Rights

Holders of shares of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. Shareholders do not have cumulative voting rights. Directors are elected by a plurality of votes cast. In all matters other than the election of directors, in general, a majority of votes cast on a matter, whether in person or by proxy, at a meeting of shareholders at which a quorum is present is sufficient to take action on such matter, except that supermajority votes are required to approve specified business combinations, as discussed below.

Our board of directors has adopted a “majority voting” policy. Under this policy, which applies only in an uncontested election of directors, any nominee for director who receives a greater number of “withhold” votes for his or her election than votes “for” such election, although still elected to the board of directors, must promptly tender to the board of directors his or her resignation as a director, which will become effective upon acceptance by the board of directors. If any resignation is tendered under these circumstances, the nominating and corporate governance committee of our board of directors must consider the resignation and make a recommendation to the board of directors as to whether to accept or reject the director’s resignation. No later than 90 days after the shareholders meeting that resulted in a director being required to submit his or her resignation, the board of directors must consider the recommendation of the nominating and corporate governance committee and act on such resignation.

Supermajority Voting Provision

Our Articles contain a “fair price” provision. This provision requires the approval by the holders of not less than 80% of our outstanding voting stock, and the approval of the holders of not less than 67% of our outstanding voting stock held by shareholders other than a “controlling party” (defined to mean a shareholder owning or controlling 20% or more of our outstanding voting stock at the time of the proposed transaction), of any merger, consolidation or sale or lease of all or substantially all of our assets involving the controlling party. For purposes of the fair price provisions, “substantially all” of our assets means assets having a fair market value or book value, whichever is greater, that is at least 25% of the value of our total assets, as set forth on a balance sheet that is as of a date no more than 45 days prior to the proposed transaction. The elevated approval requirements do not apply if (1) the proposed transaction is approved by a majority of our board of directors or (2) the consideration our shareholders will receive in the proposed transaction meets certain minimum price requirements set forth in our Articles.

Under our Articles, the affirmative vote of the holders of at least 80% of the total outstanding shares of our common stock is required to alter, amend, repeal or adopt any provision inconsistent with these fair price provisions.

Dividend Rights

Holders of our common stock are entitled to receive dividends or distributions, whether payable in cash or otherwise, if, as and when declared by our board of directors, out of funds legally available for these payments. Under the MBCA, we may not pay a dividend if, after paying such dividend, (1) we would not be able to pay our debts as they become due or (2) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy upon dissolution the preferential rights of shareholders, if any, whose rights are superior to those receiving the distribution.

As a bank holding company, our ability to pay dividends is substantially dependent on the ability of Renasant Bank, our wholly-owned subsidiary, to transfer funds to us in the form of dividends, loans and advances. Accordingly, our declaration and payment of dividends depends upon the Bank’s earnings and financial condition, as well as upon general economic conditions and other factors. In addition, under Mississippi law, a Mississippi bank may not pay dividends unless its earned surplus is in excess of three times capital stock. A Mississippi bank with earned surplus in excess of three times capital stock may pay a dividend, subject to the approval of the Mississippi Department of Banking and Consumer Finance (the “DBCF”). In addition, the Federal Deposit Insurance Corporation (the “FDIC”) also has the authority to prohibit the Bank from engaging in business practices that the FDIC considers to be unsafe or unsound, which, depending on the financial condition of the Bank, could include the payment of dividends. Accordingly, the approval of the DBCF is required prior to the Bank paying dividends to us, and under certain circumstances the approval of the FDIC may be required. Finally, Federal Reserve regulations limit the amount the Bank may transfer to us in the form of a loan unless such loan is collateralized by specific obligations.

In addition to the FDIC and DBCF restrictions on dividends payable by the Bank to Renasant, the Federal Reserve provided guidance on the criteria that it will use to evaluate the request by a bank holding company such as Renasant to pay dividends in an aggregate amount that will exceed the bank holding company’s earnings for the period in which the dividends will be paid, which did not apply to Renasant in 2024 or through the date of this prospectus. For purposes of this analysis, “dividend” includes not only dividends on preferred and common equity but also dividends on debt underlying trust preferred securities and other Tier 1 capital instruments. The Federal Reserve’s criteria evaluates whether the holding company (1) has net income over the past four quarters sufficient to fully fund the proposed dividend (taking into account prior dividends paid during this period), (2) is considering stock repurchases or redemptions in the quarter, (3) does not have a concentration in commercial real estate and (4) is in good supervisory condition, based on its overall condition and its asset quality risk. A holding company not meeting these criteria will require more in-depth consultations with the Federal Reserve.

Board of Directors; Filling Board Vacancies

At our 2024 Annual Meeting of Shareholders, our shareholders approved an amendment to our Articles to phase out the classified structure of the board of directors and provide for the annual election of directors. The annual election of directors will be phased in over three years. Directors whose terms expired at the 2024 Annual Meeting and who stood for election at the meeting were elected for a one-year term. At the 2025 Annual Meeting of Shareholders, the directors whose terms expire at such annual meeting and who are standing for election at such meeting, along with the directors elected at the 2024 Annual Meeting (as well as any other nominee for election as a director at such meeting), will be elected for a one-year term. Finally, at the 2026 Annual Meeting of Shareholders, all of our director nominees will stand for election for a one-year term.

The board of directors may fill a vacancy on the board of directors, including a vacancy created by an increase in the number of directors. Any director elected to the board of directors to fill a vacancy on the board of directors will hold office until the next annual meeting of shareholders. Under the MBCA, shareholders may remove a director with or without cause, but only at a meeting of shareholders called specifically for the purpose of removing such director (a shareholder’s rights to call a meeting are discussed below).

Liquidation and Other Rights

Our shareholders are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of the Company’s liquidation, dissolution or winding up, whether voluntary or involuntary, after payment of, or adequate provision for, all of our known debts and liabilities.

Holders of shares of our common stock have no preference, conversion or exchange rights and have no preemptive rights to subscribe for any of our securities. There are no sinking fund provisions applicable to our common stock. All outstanding common stock is, when issued against payment therefor, fully paid and non-assessable. Such shares are not redeemable at the option of holders thereof or the Company. Finally, subject to the MBCA and New York Stock Exchange rules, our board of directors may issue additional shares of our common stock or rights to purchase shares of our common stock without the approval of our shareholders.

Restrictions on Ownership

The ability of a third party to acquire us is limited under applicable United States banking laws and regulations. The Bank Holding Company Act of 1956, as amended (the “BHC Act”) generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring “control” of the Company. Control is generally defined as ownership of 25% or more of the voting stock of a company, the ability to control the election of a majority of the company’s board of directors or the other exercise of a “controlling influence” over a company. For any existing bank holding company, under the BHC Act such bank holding company must obtain the prior approval of the Federal Reserve before acquiring 5% or more of the company’s voting stock. In addition, the Change in

Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Renasant, where no other person holds a greater percentage of that class of voting stock, constitutes acquisition of control of the bank holding company.

Anti-Takeover Provisions of our Articles of Incorporation

Our Articles contain certain provisions that may make it more difficult to acquire control of the Company by means of a tender offer, open market purchase, proxy contest or otherwise. These provisions, which are summarized below, are designed to encourage persons seeking to acquire control of the Company to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders are best served if any change in control results from negotiations with our directors.

Fair Price Provision. The “fair price” provision in our Articles is described above. Subject to certain exceptions, this provision requires the approval by the holders of not less than 80% of our outstanding voting stock, and the approval by the holders of not less than 67% of our outstanding voting stock excluding shareholders constituting a “controlling party,” of any merger, consolidation or sale or lease of all or substantially all of our assets involving the controlling party. This fair price provision makes it more difficult for a third party to obtain approval of a business combination transaction.

Authority to Issue “Blank Check” Preferred Stock. Our board of directors is authorized to issue, without any further approval from our shareholders, a series of preferred stock with the designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions, as the board of directors determines in its discretion. This authorization may operate to provide anti-takeover protection for the Company. In the event of a proposed merger, tender offer or other attempt to gain control of the Company that the board of directors does not believe is in our or our shareholders’ best interests, the board of directors has the ability to quickly issue shares of preferred stock with certain rights, preferences and limitations that could make the proposed takeover attempt more difficult to complete. Such preferred stock may also be used in connection with the issuance of a shareholder rights plan, sometimes called a “poison pill.”

The authorization to issue preferred stock may also benefit present management. A potential acquiror may be discouraged from attempting a takeover because the board of directors possesses the authority to issue preferred stock. Thus, management may be able to retain its position more easily. The board of directors, however, does not intend to issue any preferred stock except on terms that the board of directors deems to be in the best interest of Renasant and its shareholders.

Shareholder’s Right to Call a Special Meeting. Our Bylaws provide that a shareholder may not call a special meeting of shareholders unless such shareholder owns at least 50% of Renasant’s issued and outstanding stock. This requirement makes it more difficult for a third-party acquiror to call a shareholders’ meeting to vote on corporate matters.

Advance Notice Requirements. Our Bylaws require a shareholder who desires to nominate a candidate for election to the board of directors or to raise new business at an annual shareholders’ meeting to provide us advance notice not earlier than 120 days and not later than 90 days before the first anniversary of the immediately preceding year’s annual meeting. If the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from the anniversary date of the previous year’s meeting, to be timely a shareholder must deliver advance notice not earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made if the public announcement is made less than 120 days prior to the annual meeting.

Under our Bylaws, a shareholder must also provide detailed information about the nominee or business and satisfy certain other conditions.

Amendment of Articles of Incorporation and Bylaws

Under Mississippi law, a corporation’s articles of incorporation generally may be amended if the votes cast by shareholders in favor of the amendment exceed the votes cast opposing the amendment, unless a greater number is specified in the articles. The affirmative vote of the holders of at least 80% of the total outstanding shares of our common stock is required to amend the fair price provisions in our Articles.

Our Bylaws may be amended by a majority vote of our board of directors or our shareholders.

DESCRIPTION OF PREFERRED STOCK

This section outlines the general provisions of the shares of preferred stock, par value $0.01 per share, or “preferred stock,” that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of any series of preferred stock that we issue. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock to which the prospectus supplement relates.

The following description of the preferred stock, and any description of preferred stock in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the articles of amendment to our Articles that our board of directors will adopt relating to the particular series of preferred stock, as well as to applicable provisions of our Bylaws, the MBCA and other applicable provisions of Mississippi law. We will file a copy of the articles of amendment with the SEC in connection with the sale of any series of preferred stock. You should refer to, and read this summary together with, such articles of amendment, as well as our Articles and Bylaws, to understand all of the terms of any shares of preferred stock that we may offer.

Finally, the information in “Description of Common Stock” above discussing the anti-takeover provisions in our Articles are equally applicable to the discussion of the terms of our preferred stock.

General

Under our Articles, our board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 5,000,000 shares of preferred stock, in one or more series, subject to the provisions of our Articles, applicable law and NYSE rules. Our board of directors may fix the designations, preferences and relative participating, optional or other special rights of, and the qualifications, limitations or restrictions of, each series of preferred stock. As of the date of this prospectus, no series of preferred stock has been designated, and no shares of our preferred stock are issued or outstanding.

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:

•	the title, designation and number of shares of the series of preferred stock;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or the amount or method of calculation of dividends, the payment dates for dividends, whether dividends will be cumulative or non-cumulative, and, if cumulative, the date or dates from and after which dividends will begin to accumulate;

•	whether the shares will be convertible or exchangeable into shares of our common or preferred stock, and, if so, the price and other terms and conditions of conversion or exchange;

•

whether or not the shares of preferred stock will be redeemable and, if redeemable, the redemption price (or the method for calculating the redemption price) and the other terms and conditions relating to the redemption of the shares of preferred stock (including any restriction on redemption when the payment of dividends is in arrears);

•	the amount, if any, payable on the shares of such series of preferred stock in the event of the Company’s voluntary or involuntary liquidation, dissolution or winding up;

•	any requirements that a sinking fund or purchase fund be provided for the redemption or purchase of the shares of such series;

•	the exchange or market, if any, where the preferred stock will be listed or traded; and

•

any other powers, preferences and relative participating, optional or other special rights, or qualifications, limitations or restrictions thereon, to the extent not inconsistent with the terms of our Articles of Incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock.

The rights of holders of our preferred stock may be adversely affected by the rights of holders of any new shares of preferred stock that may be issued by us in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes. Proper corporate purposes include, among other things, issuances to obtain additional financing in connection with acquisitions, in connection with a shareholders’ right plan or otherwise.

Rank

Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on an equal basis with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends only if, as and when declared by our board of directors out of funds legally available for dividends. The prospectus supplement will describe the dividend rates and the dates on which we will pay dividends as to each series of preferred stock. Dividends on any series of preferred stock may be fixed or variable, or both, and may be cumulative or non-cumulative, in each case as described in the applicable prospectus supplement.

Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock have been paid or sufficient funds have been set aside for payment. If dividends are not paid in full to each series of preferred stock, we will declare any dividends pro rata among the preferred stock of each series and any series of preferred stock that ranks equally with or senior to such series of preferred stock. A “pro rata” declaration means that the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other.

Unless all dividends on the preferred stock of each series issued have been paid in full, we will not declare or pay any dividends or set aside sums for payment of dividends or distributions, on any common stock or on any class of security ranking junior to a series of preferred stock, except for dividends or distributions paid in the form of securities ranking junior to the preferred stock. We will also not redeem, purchase or otherwise acquire any securities ranking junior to a series of preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock ranking junior to the series of preferred stock.

Conversion or Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock or another series of our preferred stock. The terms of any such conversion or exchange (and any such preferred stock issuable in connection therewith) will be described in the prospectus supplement relating to such series of preferred stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holder thereof, and may be mandatorily redeemable or convertible. The applicable prospectus supplement will describe the restrictions, if any, on our repurchase or redemption of any series of our preferred stock, including, without limitation, any restrictions on our repurchase or redemption on any series of our preferred stock if we are in arrears on the payments of any dividends or sinking fund installments. Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

On the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.

Liquidation Preference

In the event of the Company’s liquidation, dissolution or winding up, whether voluntary or involuntary, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a pro rata portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment to our Articles establishing the series of such preferred stock; and

•	as required by applicable law.

Under regulations adopted by the Federal Reserve, if the holders of the preferred stock of any series become entitled to vote for the election of directors, whether because dividends on the preferred stock of such series are in arrears or otherwise, preferred stock of such series could be deemed a “class of voting securities.” In this instance, a holder of 25% or more of the preferred stock of such series likely would then be subject to regulation as a bank holding company in accordance with the BHC Act. In addition, a holder of such series that exercises a “controlling influence” over the Company, as determined by the Federal Reserve based on the holder’s total equity investment and other relevant facts and circumstances, could also be subject to regulation under the BHC Act. To the extent a series of preferred stock is deemed a class of voting securities, acquisitions of shares of such series of preferred stock may be subject to the requirements described above under the heading “Description of Common Stock—Restrictions on Ownership.”

Transfer Agent and Registrar

The applicable prospectus supplement will name the transfer agent, registrar, dividend paying agent and depositary, if any, for shares of each series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

The terms of any depositary shares and any depositary receipts that we offer for sale and any deposit agreement relating to a particular series of preferred stock will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The following description of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement and the articles of amendment to our Articles for the applicable series of preferred stock that are, or will be, filed with the SEC.

General

We may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, which we refer to in this prospectus as the “depositary,” under a deposit agreement between us, the depositary and the holders of the depositary receipts. We will identify the depositary in the applicable prospectus supplement. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share. If necessary, the prospectus summary will also provide a description of the U.S. federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Liquidation Preference

If a series of our preferred stock underlying the depositary shares has a liquidation preference, in the event of the Company’s voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.

However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement that has been amended thereby.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Renasant.

We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges or expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than Renasant, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable under the deposit agreement at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Miscellaneous

The preferred stock depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor Renasant will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Renasant and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Renasant and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

We may offer from time to time debt securities in the form of senior debt securities, subordinated debt securities or junior subordinated debt securities. Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The subordinated debt securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, which term includes senior debt securities, as described below under “Subordinated Debt Securities”. In certain events of insolvency, the subordinated debt securities will also be subordinated to certain other financial obligations, as described below under “Subordinated Debt Securities”.

The subordinated debt securities and junior subordinated debt securities will be issued under an indenture (the “subordinated debt indenture”) between us and Wilmington Trust, National Association, dated August 22, 2016, a copy of which is incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part. The senior debt securities will be issued under a senior debt indenture (the “senior debt indenture”) between us and a trustee to be identified in the applicable prospectus supplement, a form of which will be filed as an exhibit to the Registration Statement of which this prospectus forms a part. The senior debt indenture and the subordinated debt indenture are referred to in this prospectus collectively as the “indentures” and individually as an “indenture.” The specific terms applicable to a particular issuance of debt securities and any variations from the terms below will be set forth in the applicable prospectus supplement.

As of December 31, 2024, we have issued $400 million in subordinated notes under the subordinated debt indenture, $60 million of which are due in 2026, $240 million of which are due in 2031 and $100 million of which are due in 2035.

We have also assumed subordinated notes in connection with our acquisitions of other bank holding companies, and we have issued, or assumed as part of our acquisitions of other bank holding companies, debentures issued in connection with the sale of trust preferred securities. The prospectus supplement that we provide in connection with the offer and sale of any debt securities will include updated information regarding our outstanding indebtedness.

When we offer to sell a particular series of debt securities, the prospectus supplement will describe the specific terms of the series, and it will also address whether the general terms and provisions described below apply to the particular series of debt securities.

The indentures are substantially identical in all material respects except as described below under “Subordinated Debt Securities” in this section. The following is a summary of the material terms of the indentures and debt securities but the summary does not purport to be complete and is subject to and qualified in its entirety by reference to all of the provisions of the indentures and the debt securities. You should refer to the indentures for complete information regarding the terms and provisions of the indentures and debt securities.

General

Unless otherwise provided in a supplemental indenture, our board of directors will set the particular terms of each series of debt securities, which will be described in a prospectus supplement relating to such series. We can issue an unlimited amount of debt securities under the indentures, in one or more series with the same or various maturities, at par, at a premium or at a discount. Among other things, the prospectus supplement relating to a series of debt securities being offered will address the following terms of the debt securities:

•	the title of the debt securities;

•	the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

•	whether the debt securities will be senior or subordinated, and, if subordinated, any such provisions that are different from those described below under “Subordinated Debt Securities”;

•	any limit on the aggregate principal amount of the debt securities;

•	the date(s) when principal payments are due on the debt securities;

•

the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

•	the place(s) where principal of, premium and interest on the debt securities will be payable;

•

provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

•	provisions restricting the incurrence of additional debt or the issuance of additional securities;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•

any additional or modified events of default from those described in this prospectus or in the indentures and any change in the acceleration provisions described in this prospectus or in the indentures;

•	any additional or modified covenants from those described in this prospectus or in the indentures with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other specific terms of such debt securities.

In addition, we may issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. To the extent applicable, conversion may be mandatory, at the option of the holder or at our option, in which case the number of shares of common or preferred stock to be received upon conversion would be calculated as of a time and in the manner stated in the prospectus supplement.

As a bank holding company, our ability to make payments on the debt securities will depend primarily on the receipt of dividends and other distributions from Renasant Bank. There are various regulatory restrictions on the ability of the Bank to pay dividends or make other distributions to the Company. Please refer to the discussion of these restrictions contained in “Description of Common Stock—Dividend Rights” above.

The applicable prospectus supplement will provide an overview of the U.S. federal income tax considerations and other special considerations applicable to any debt securities we offer for sale.

Transfer and Exchange

As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) or one or more global securities registered in the name of a depositary, or its nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), in the aggregate principal amount of the series of debt securities. Except as described below under the heading “Global Debt Securities and Book-Entry System,” book-entry debt securities will not be certificated.

Certificated Debt Securities

You can transfer certificated debt securities (and the right to receive the principal of, premium and interest thereon) only by surrendering the certificate representing those certificated debt securities. Either we or the trustee will reissue the existing certificate, or issue a new certificate, to the new holder.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. There is no service charge, but we may require payment of a sum sufficient to cover any taxes or other governmental charges payable in connection with a transfer or exchange.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of the Depository Trust Corporation, or DTC, as the depositary, and registered in the name of Cede & Co. (the depositary’s nominee). DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of Direct Participants of DTC. Access to the DTC system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a Direct Participant (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC.

Beneficial interests in a global security representing outstanding debt securities of a series will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and DTC’s Direct and Indirect Participants. Upon the issuance of a global debt security, the depositary will credit the Direct Participants’ accounts on its book-entry registration and transfer system with the respective principal amounts of the book-entry debt securities owned by such Direct Participants; the depositary will have no knowledge of the underlying beneficial owners of the book-entry debt securities owned by Direct Participants. Any dealers, underwriters or agents participating in the distribution of the book-entry debt securities will designate accounts to be credited. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of Direct Participants) and on the records of Direct Participants (with respect to interests of Indirect Participants). Some states may legally require certain purchasers to take physical delivery of such securities, which may impair your ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as DTC (or its nominee) is the registered owner of a global debt security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. This means that, except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names or to receive physical delivery of a certificate in definitive form nor will such beneficial owners be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on DTC’s procedures for the related global debt security and, if such person is not a Participant, on the procedures of the participant through which such person owns its interest. As a beneficial owner of book-entry debt securities, information regarding your holdings will come through the Direct or Indirect Participant through which you own such securities.

Notwithstanding the above, under existing industry practice, the depositary may authorize persons on whose behalf it holds a global debt security to exercise certain of a holder’s rights. For purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture, we, the trustee and our respective agents will treat as the holder of a debt security any persons specified in a written statement of the depositary with respect to that global debt security.

All payments of principal of, and premium and interest on, book-entry debt securities will be paid to DTC (or its nominee) as the registered holder of the related global debt security, and any redemption notices will be sent directly to DTC. Neither we, the trustee nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. We expect DTC, upon receipt of any payment of principal of, premium or interest on a global debt security, to immediately credit Direct Participants’ accounts with payments ratably according to the respective amounts of book-entry debt securities held by each Direct Participant. We also expect that payments by Direct or Indirect Participants to owners of beneficial interests in book-entry debt securities held through those Direct and Indirect Participants will be governed by standing customer instructions and customary practices, similar to those for securities held in “street name.”

We will issue certificated debt securities in exchange for each global debt security if the depositary at any time cannot or will not continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days. In addition, we may at any time and in our sole discretion decide not to have the book-entry debt securities represented by global debt securities; in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. If an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing, holders may exchange global debt securities for certificated debt securities.

We have obtained the foregoing information concerning DTC and its book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions affording holders of the debt securities protection, such as prior consent or acceleration rights, in the event we agree to a change in control or a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants

The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.

Consolidation, Merger and Sale of Assets

We may not consolidate or merge with, or sell or lease all or substantially all of our properties and assets to, any person, which we refer to as a “successor,” unless:

•

we are the surviving corporation or the successor (if not us) is a corporation organized and existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which after the giving of notice or lapse of time or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Events of Default

For any series of subordinated debt securities issued under the subordinated debt indenture, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:

•

default in the payment when due of any installment of interest on any debt security of that series, which default is not cured within 30 days (unless we deposit the entire amount of the interest installment with the trustee or with a paying agent prior to the expiration of this 30-day period);

•	default in the payment when due of principal of or premium on any debt security of that series;

•	default in the deposit when due of any sinking fund payment in respect of any debt security of that series;

•

our breach of any covenant or warranty in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series), which breach is not cured within 90 days after delivery of written notice thereof from the trustee to us or from the holders of not less than 25% in principal amount of the outstanding debt securities of that series to us and the trustee, as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization involving us; and

•	any other events of default provided with respect to such series which is specified in a supplement to the indenture.

The applicable prospectus supplement will explain the events of default for any series of senior debt securities issued under the senior debt indenture which we believe will be substantially similar in all material respects to the events of default under the subordinated debt indenture. The applicable prospectus supplement will explain whether or not an event of default with respect to one series of debt securities will constitute a cross-default with respect to any other series of debt securities (except that certain events of bankruptcy, insolvency or reorganization will always constitute cross-defaults).

If an event of default with respect to any outstanding series of subordinated debt securities occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration is automatic (with no notice required) in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We expect that the senior debt indenture will contain provisions substantially similar in all material respects to the provisions of the subordinated debt indenture discussed in this paragraph which will be disclosed in the applicable prospectus supplement. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indentures provide that the trustee will be under no obligation to exercise any rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any subordinated debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the subordinated debt indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have requested the trustee in writing (and offered reasonable indemnity to the trustee) to institute the proceeding (and have not subsequently given contrary instructions), and the trustee has failed to institute the proceeding within 60 days.

We expect that the senior debt indenture will contain provisions substantially similar in all material respects to the provisions of the subordinated debt indenture discussed in this paragraph which will be disclosed in the applicable prospectus supplement.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Under the indentures, we must furnish the trustee a statement as to compliance with the indenture within 120 days after the end of our fiscal year. The indentures provide that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may amend the subordinated debt indenture if the holders of at least a majority in principal amount of the outstanding subordinated debt securities of each series affected by the modifications or amendments consent thereto. We may not make any amendment without the consent of the specific holder of an affected debt security then outstanding if that amendment will:

•	reduce the amount of securities whose holders must consent to any amendment, supplement or waiver;

•	reduce the interest rate of, or extend the time for payment of, interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a payment default on any debt security (except a rescission of acceleration by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make any payment on any debt security in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, holders’ rights to receive payment of the principal of, premium and interest on those debt securities; or

•	waive a redemption payment with respect to any debt security.

We expect that the senior debt indenture will contain provisions substantially similar in all material respects to the provisions of the subordinated debt indenture discussed in this paragraph which will be disclosed in the applicable prospectus supplement.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive our compliance with provisions of the indentures. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive any past default under the indenture with respect to that series and its consequences, except a payment default or a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

We may deposit with the trustee, in trust, cash or cash equivalents in an amount that, through the payment of interest and principal in accordance with their terms, is sufficient in the opinion of a regionally recognized firm of independent public accountants to make all payments of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the subordinated debt securities of that series on the due dates for such payments in accordance with the terms of the subordinated debt indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of subordinated debt securities, on the 91st day after such deposit we will be discharged from any and all obligations in respect of the subordinated debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents). However, this discharge may occur only if, among other things, we have delivered to the trustee an officer’s certificate and a legal opinion stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the subordinated debt indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

Under the subordinated debt indenture (and unless otherwise provided by the terms of the applicable series of subordinated debt securities), on and after the 91st day after making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with the covenants described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable supplemental indenture, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series. The foregoing is referred to as “covenant defeasance.”

Covenant Defeasance and Events of Default

If we exercise our option to effect covenant defeasance with respect to any series of subordinated debt securities and the subordinated debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the subordinated debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the subordinated debt securities of that series at the time of the acceleration resulting from the event of default, we will remain liable for those payments.

We expect that the senior debt indenture will contain provisions substantially similar in all material respects to the provisions of the subordinated debt indentures discussed in this section “Defeasance of Debt Securities and Certain Covenants in Certain Circumstances,” which will be disclosed in the applicable prospectus supplement.

The Trustee

Wilmington Trust, National Association, is the Trustee under the subordinated debt indenture. From time to time, we, and one or more of our subsidiaries, may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the Trustee in the ordinary course of business. Additionally, we maintain banking relationships with the Trustee and its affiliates in the ordinary course of business. These banking relationships include the Trustee serving as trustee under indentures involving certain of our trust preferred securities and junior subordinated debt securities.

If we decide to sell any senior debt securities, we will select a trustee and disclose the name of that trustee in the applicable prospectus supplement.

Upon the occurrence of an event which, after notice or lapse of time or both, would become an event of default under any of our debt securities, or upon the occurrence of an event of default under another indenture under which our Trustee may serve as trustee, our Trustee may be deemed to have a conflicting interest. Under such circumstances, our Trustee must eliminate the conflict or resign. In that event, we would be required to appoint a successor trustee.

Subordinated Debt Securities

The subordinated debt indenture governs the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of principal and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness will be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.

We may not make any payment on the subordinated debt securities, including upon redemption (whether at the holder’s or our option) if:

•

a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable grace period (called a “payment default”); or

•

a default (other than a payment default) that permits holders of designated senior indebtedness to accelerate its maturity occurs and is continuing, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities, in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and, in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated.

No new payment blockage period may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments on the debt securities that have come due have been paid in full in cash. Generally, a non-payment default existing or continuing on the date of delivery of any payment blockage notice cannot be the basis for any later payment blockage notice.

If the trustee or any holder of the subordinated debt securities receives any payment or distribution of our assets in contravention of the foregoing subordination provisions, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of the Company’s bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

The indenture does not prohibit us from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify it against certain losses, liabilities or expenses it incurs in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of holders of subordinated debt securities in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1)

all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business;

(2)	all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)	all obligations and liabilities under leases required by generally accepted accounting principles to be accounted for as finance lease obligations on our balance sheet;

(4)

all obligations and other liabilities under any real property lease or related document which contractually obligates us to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor;

(5)	all obligations under interest rate or other swaps, caps or collar agreements or other similar instruments or agreements;

(6)	all direct or indirect guaranties or similar agreements in respect of indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)	any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which we own or hold; and

(8)

any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness or other obligation described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. Senior indebtedness does not include:

•

indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

•	our indebtedness to any of our majority-owned subsidiaries.

Governing Law

The subordinated debt indenture and the subordinated debt securities are governed by and construed in accordance with the laws of the State of New York. Unless otherwise set forth in the prospectus supplement applicable to the particular series of senior debt securities, the senior debt indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of Mississippi.

DESCRIPTION OF RIGHTS

This section describes the general terms and provisions of the rights to securities that we may offer to our shareholders. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering.

Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The following description of the rights we may offer, and any description in the applicable prospectus supplement and other offering material of such rights, is only a summary and is qualified in its entirety by reference to the applicable rights agent agreement, which we will file with the SEC in connection with any offers of rights. You should refer to, and carefully read in their entirety this summary, the prospectus supplement and any other offering material together with, the rights agent agreement, relating to the specific rights that we may offer to understand all of the terms of the rights agent agreement and the rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire, and any applicable U.S. Federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described here will be deemed to have been superseded by that prospectus supplement.

Each right entitles the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

In this section, we describe the general terms and provisions of the warrants that we may offer from time to time. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent who will be specified in the warrant agreement and in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following description of the warrants we may offer, and any description in the applicable prospectus supplement and other offering material of such warrants, is only a summary and is qualified in its entirety by reference to the applicable warrant agreement and related warrant certificate, both of which we will file with the SEC in connection with any offers of warrants. You should refer to, and read in their entirety this summary, the prospectus supplement and any other offering material together with, the warrant agreement, including the forms of warrant certificates representing the warrants, relating to the specific warrants that we may offer to understand all of the terms of the warrant agreement and the warrants.

General

We may issue warrants for the purchase of common stock, preferred stock or warrants to purchase other securities. Warrants may be issued independently or together with debt securities or capital stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. The applicable prospectus supplement related to an issuance of warrants will describe the terms of such warrants, including the following, as applicable:

•	the title of the warrants;

•	the total number of warrants to be issued;

•	the price or prices at which we will issue the warrants;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants and the exercise price for such securities;

•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	the procedures and conditions relating to the exercise of the warrants;

•	the minimum or maximum amount of warrants that may be exercised at any one time;

•	anti-dilution and any other provisions to adjust the number or amount of securities to be delivered upon exercise of the warrants;

•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	whether the warrants will be in registered or bearer form;

•	information with respect to book-entry registration and transfer procedures, if any;

•	a discussion of material considerations relating to U.S. federal income tax laws and the federal Employee Retirement Income Security Act of 1974, as amended;

•	the identity of the warrant agent; and

•	any other terms of the warrants.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock, preferred stock or other securities will not have any rights of holders of the common stock, preferred stock or other securities, as applicable, purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Warrant certificates may be exchanged for new warrant certificates of different denominations.

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of shares of preferred stock, common stock or such other securities for cash at the exercise price stated in, or calculable as described in, the applicable prospectus supplement and warrant agreement. Warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement and otherwise in accordance with the procedures set forth in the applicable prospectus supplement. Upon the proper exercise of the warrants and our receipt of the full exercise price, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants are exercised, a new warrant certificate will be issued for the remaining warrants.

Warrants may be exercised at any time prior to the close of business on the expiration date. After the close of business on the expiration date (or such later date to which we may extend the expiration date of the warrants), unexercised warrants will be void and have no further force, effect or value.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Mississippi.

DESCRIPTION OF UNITS

This section outlines the general terms and provisions of the units that we may offer from time to time. We may issue units comprising one or more of the securities described in this prospectus in any combination. The applicable prospectus supplement will describe the specific terms and conditions of any units that we issue.

We will issue each unit so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. A unit agreement will govern the terms of any units we issue. This unit agreement may provide that the securities included in the unit may not be held or transferred separately at any time or before a specified date. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.

Among other things, the prospectus supplement relating to any units that we issue will specify the following terms of such units:

•

the terms of the units, and the terms of any of the common stock, preferred stock, depositary shares, debt securities and warrants comprising the units, including whether and under what circumstances the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for payment, settlement, transfer or exchange of the units or the securities comprising the units; and

•	whether the units will be issued fully registered or in global form.

The foregoing description of the units we may offer, and any description in the applicable prospectus supplement and other offering material of such units, is only a summary and is qualified in its entirety by reference to the applicable unit agreement, which we will file with the SEC in connection with any offers of units. You should refer to, and carefully read in their entirety this summary, the prospectus supplement and any other offering material together with, the unit agreement, relating to the specific units that we may offer to understand all of the terms of the unit agreement and the units.

LEGAL MATTERS

Phelps Dunbar LLP, our counsel, will pass upon certain legal matters with respect to the securities offered by us from time to time pursuant to this prospectus, unless otherwise indicated in the applicable prospectus supplement. Phelps Dunbar LLP also provides legal advice to us on a regular basis.

The applicable prospectus supplement will set forth the name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering.

EXPERTS

The consolidated financial statements of Renasant Corporation as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, included in Renasant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of HORNE LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of The First as of December 31, 2023 and 2022, and for the years then ended, have been audited by FORVIS, LLP, independent registered public accounting firm, as set forth in their report therein, included in The First’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in Renasant’s Current Report on Form 8-K filed on July 29, 2024, have been incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$

 % Fixed-to-Floating Rate Subordinated Notes due 2036

PROSPECTUS SUPPLEMENT

Lead Book Running Manager

Keefe, Bruyette & Woods

        A Stifel Company

Active Book Running Manager

Stephens Inc.

Co-Managers

May    , 2026